                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                        ______________________________


                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

________________________________________________________________________________

Date of Report (Date of earliest event reported): March 14, 1997 (December 30,
                                                  ----------------------------
                                     1996)
                                     -----

                         JEFFERSON SAVINGS BANCORP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


        0-21466                                       43-1625841
 ----------------------                    -------------------------------
(Commission File Number)                  (IRS Employer Identification No.)




                14915 MANCHESTER ROAD, BALLWIN, MISSOURI 63011
              --------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code: (314) 227-3000


                                Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

                           Index Exhibit on Page 44

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

       On February 28, 1997, Jefferson Savings Bancorp, Inc., Ballwin, Missouri (the "Registrant") acquired L & B Financial, Inc., Sulphur Springs, Texas ("L & B"), and its wholly-owned thrift subsidiary, Loan & Building State Savings Bank, Sulphur Springs, Texas ("Savings Bank"), in accordance with the terms of an Agreement and Plan of Merger dated September 25, 1996, between the Registrant, the Registrant's wholly-owned subsidiary, Jefferson Savings AcquisitionCo, Inc., Ballwin, Missouri ("AcquisitionCo"), and L & B (the "L & B Merger Agreement"), pursuant to which L & B merged with and into AcquisitionCo, with AcquisitionCo being the survivor under its articles of incorporation. Simultaneously therewith, pursuant to a separate Agreement and Plan of Merger dated January 7, 1997, between Savings Bank and the Registrant's wholly-owned subsidiary, First Federal Savings Bank of North Texas, Denton, Texas ("First Federal"), Savings Bank merged with and into First Federal, with First Federal being the survivor under its charter.

       Under the terms of the L & B Merger Agreement, each share of L & B common stock issued and outstanding on February 28, 1997 was converted into the right to receive a combination of cash in the amount of $9.2778 and 0.3328 shares of common stock of the Registrant, subject to adjustment for fractional shares in accordance with the terms of the L & B Merger Agreement. On February 28, 1997, L & B had 1,548,625 shares of common stock issued and outstanding, none of which were owned by the Registrant. The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion 16, "Business Combinations," as amended. The total basic merger consideration payable to holders of common stock of L & B at February 28, 1997, is $28,735,722.50. This amount was calculated in part based on the consolidated earnings of L & B during the period from April 1, 1996 through January 31, 1997.

       At September 30, 1996, L & B, a Texas corporation, had consolidated assets of approximately $144.6 million, deposits of approximately $104.2 million, loans receivable of approximately $69 million and shareholders' equity of approximately $24.6 million. The business of L & B consists primarily of the ownership, supervision and control of Savings Bank. The principal executive office of L & B is located in Sulphur Springs, Texas. Savings Bank is primarily engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to originate mortgage loans secured by one- to four-family residential property and commercial real estate, construction and development, and consumer loans, and to make other investments. Savings Bank's operations are conducted through its principal office in Sulphur Springs, Texas and five full service branch facilities located in the Texas communities of Mount Vernon, Mount Pleasant, Daingerfield, Pittsburg, and Texarkana. Prior to the Registrant's acquisition of L & B and Savings Bank, there were no material relationships between L & B and its shareholders and the Registrant, or any of the affiliates, directors or officers of the Registrant or any associates of any such directors or officers.

ITEM 5.  OTHER EVENTS
------   ------------

       On December 30, 1996, the Registrant acquired Texas Heritage Savings Association/Banc, a Texas savings association having its main office in Rowlett, Texas ("Texas Heritage") pursuant to an Agreement and Plan of Merger dated May 31, 1996, as amended on August 31, 1996 and on October 9, 1996 (as amended, the "Texas Heritage Merger Agreement").

       Under the terms of the Texas Heritage Merger Agreement, each share of Texas Heritage common stock issued and outstanding on December 30, 1996 was converted into the right to receive a combination of $9.1781 cash and 0.3976 shares of common stock of the Registrant (together with any rights attached thereto under or by virtue of the Rights Agreement dated August 17, 1994, between the Registrant and Boatmen's Trust Company, St. Louis, Missouri, as Rights Agent), representing approximately 200% of book value of Texas Heritage common stock, subject to adjustment for fractional shares pursuant to the terms of the Texas Heritage Merger Agreement. On December 30, 1996, Texas Heritage had 561,000 shares of common stock issued and outstanding, none of which were owned by the Registrant. The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion 16, "Business Combinations," as amended.

     At June 30, 1996, Texas Heritage, which is a state chartered savings association, had assets of approximately $69.2 million, deposits of approximately $60.7 million, loans receivable of approximately $54.2 million and shareholders' equity of approximately $4.8 million. Texas Heritage offers complete banking services to the commercial and residential areas that it serves and focuses its activity on commercial lending. Texas Heritage's operations are conducted through its principal office located at 9802 Lakeview Parkway in Rowlett, Texas, and through three full-service facilities located in Garland, Bedford, and Rockwall. Prior to the Registrant's acquisition of Texas Heritage, there were no material relationships between Texas Heritage and its shareholders and the Registrant, or any of the affiliates, directors or officers of the Registrant or any associates of any such directors or officers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------  ---------------------------------

     (a) Financial Statements of Businesses Acquired
         -------------------------------------------

         Audited Financial Statements of L & B.
         -------------------------------------

         The following audited financial statements of L & B are submitted herewith:

         1.  Report of Independent Auditors.
         2.  Consolidated Balance Sheets as of June 30, 1996 and 1995.
         3. Consolidated Statements of Income for the Years Ended June 30, 1996, 1995 and 1994.
         4. Consolidated Statement of Stockholders' Equity for the Years Ended June 30, 1996, 1995 and 1994.
         5. Consolidated Statements of Cash Flows for the Years Ended June 30, 1996, 1995 and 1994
         6.  Notes to Consolidated Financial Statements.

         Unaudited Financial Statements of L & B:
         ----------------------------------------

         The following unaudited financial statements of L & B are submitted herewith:

         1.  Consolidated Balance Sheet as of December 31, 1996 and 1995.
         2. Consolidated Statements of Income for the Six Months Ended December 31, 1996 and 1995.

         It is impracticable for the Registrant to provide the following unaudited financial information at this time. However, the Registrant shall provide such information to the Securities and Exchange Commission at a later date, but in no event later that sixty (60) days from the date of filing hereof as allowed pursuant to Item 7 of Form 8-K:

         3. Consolidated Statement of Stockholders' Equity for the Six Months Ended December 31, 1996 and 1995.
         4. Consolidated Statements of Cash Flows for the Six Months Ended December 31, 1996 and 1995.

     (b) Unaudited Pro Forma Financial Information:
         -----------------------------------------

         It is impracticable for the Registrant to provide the following unaudited pro forma financial information at this time. However, the Registrant shall provide such information to the Securities and Exchange Commission at a later date, but in no event later that sixty
         (60) days from the date of filing hereof as allowed pursuant to Item 7 of Form 8-K:

         1.  Pro Forma Combined Condensed Balance Sheet as of December 31, 1996.
         2. Pro Forma Combined Condensed Statement of Income for the Year Ended December 31, 1996, and notes thereto.

     (c) Exhibits The following exhibits are submitted herewith:
         --------

         Exhibit No.  Exhibit
         -----------  -------

         2(a) Agreement and Plan of Merger, dated September 25, 1996, by and between the Registrant, Jefferson Savings AcquisitionCo, Inc. and L & B Financial, Inc., incorporated herein by reference to the Registrant's Registration Statement on Form S-4 filed with the Commission on December 19, 1996, with a Pre-Effective Amendment No. 1 filed on January 24, 1997, and effective on January 28, 1997.

         2(b) Agreement and Plan of Merger, dated January 7, 1997, by and between Loan & Building State Savings Bank and First Federal Savings Bank of North Texas.

         2(c) Agreement and Plan of Merger, dated May 31, 1996, as amended on August 31, 1996 and on October 9, 1996, by and between the Registrant, First Federal Savings Bank of North Texas, and Texas Heritage Savings Association/Banc, incorporated herein by reference to the Registrant's Registration Statement on Form S-4 filed with the Commission on October 28, 1996, and effective on October 29, 1996.

         99(a)(i) Press Release, dated January 2, 1997, with respect to the Registrant's acquisition of Texas Heritage Savings Association/Banc.

         99(a)(ii)    Press Release, dated March 3, 1997, with respect to the
                      Registrant's acquisition of L & B Financial, Inc.

          [LETTERHEAD OF OAKERSON, ARNOLD, WALKER & CO. APPEARS HERE]


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------



The Board of Directors
L&B Financial, Inc.


We have audited the accompanying consolidated balance sheets of L&B Financial, Inc. and subsidiary (the "Corporation") as of June 30, 1996, and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years ended June 30, 1996, 1995, and 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as of June 30, 1996, and 1995, and the results of its operations and its cash flows for each of the three years ended June 30, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.




/s/ OAKERSON, ARNOLD, WALKER & CO.
----------------------------------------
Oakerson, Arnold, Walker & Co.
Mt. Pleasant, Texas

August 14, 1996

                              L&B FINANCIAL, INC.
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

-------------------------------------------------------------------------------

                                                                                               June 30,    June 30,
                                                                                                 1996        1996
                                                                                             ------------------------
ASSETS
------
  Cash and amounts due from depository institutions                                            $  1,386    $  1,866
  Short-term interest-bearing deposits                                                            7,530       4,552
                                                                                             ------------------------
 Total cash and cash equivalents                                                                  8,916       6,418
                                                                                             ------------------------
 Investment and mortgage-backed securities:
  Held-to-maturity, at amortized cost (fair value 1996 - $42,232, 1995 - $63,649)                42,178      63,557
  Available-for-sale, at fair value (amortized cost 1996 - $22,153, 1995 -$202)                  21,986         193
                                                                                             ------------------------
 Total investment and mortgage-backed securities                                                 64,164      63,750
                                                                                             ------------------------
 Loans receivable, net:
  Held-for-sale, at fair value (amortized cost 1996 - $495, 1995 -$796)                             490         792
  Held-for-investment                                                                            65,862      58,590
                                                                                             ------------------------
 Total loans receivable, net                                                                     66,352      59,382
                                                                                             ------------------------
 Office properties and equipment, net                                                             2,268       1,325
 Real Estate:
  Acquired for development                                                                            0         758
  Acquired through foreclosure, less allowance (1996 - $0, 1995 - $0)                               353         294
                                                                                             ------------------------
 Total real estate owned, net                                                                       353       1,052
                                                                                             ------------------------
 Federal Home Loan Bank stock, at cost                                                              751         705
 Accrued interest receivable, less allowance                                                        972         919
 Other assets                                                                                       354         232
                                                                                             ------------------------
 TOTAL ASSETS                                                                                  $144,130    $133,783
                                                                                             ========================

LIABILITIES
-----------
  Deposit accounts                                                                             $104,565    $100,933
  Advances from the Federal Home Loan Bank                                                       13,500       4,904
  Advances from borrowers for taxes and insurance                                                   826         824
  ESOP debt                                                                                           0         896
  Accrued interest and other liabilities                                                            456         572
                                                                                             ------------------------
 TOTAL LIABILITIES                                                                              119,347     108,129
                                                                                             ------------------------

STOCKHOLDERS' EQUITY
--------------------
  Preferred stock - no par value, 5,000,000 authorized, 0 issued and outstanding                      0           0
  Common stock - $0.01 par value - 25,000,000 shares authorized, 1,667,500 and
   1,667,500 issued and outstanding, respectively                                                    17          17
  Additional paid-in capital                                                                     15,165      15,998
  Treasury Stock - 83,375 shares at par                                                              (1)          0
  Unearned ESOP shares                                                                             (825)       (896)
  Unearned stock compensation                                                                      (308)          0
  Net unrealized loss on investment and mortgage-backed securities available for sale              (118)         (9)
  Retained earnings, substantially restricted                                                    10,853      10,544
                                                                                             ------------------------
 TOTAL STOCKHOLDERS' EQUITY                                                                      24,783      25,654
                                                                                             ------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                    $144,130    $133,783
                                                                                             ========================

See notes to consolidated financial statements.


-------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                              L&B FINANCIAL, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                            (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                    Year Ended June 30,
                                                                                    -------------------
                                                                           1996           1995           1994
                                                                      ---------------------------------------------
 Interest Income:
  Loans                                                                $    5,746     $    5,105      $   5,080
  Interest and dividends on investment securities                             934          1,167          1,543
  Mortgage-backed securities                                                3,507          2,596          1,279
  Deposits and overnight funds                                                344            212            336
                                                                      ---------------------------------------------
 Total interest income                                                     10,531          9,080          8,238
                                                                      ---------------------------------------------

 Interest Expense:
  Deposit accounts                                                          4,985          4,041          3,819
  Advances from the FHLB                                                      658            121              0
                                                                      ---------------------------------------------
 Total interest expense                                                     5,643          4,162          3,819
                                                                      ---------------------------------------------

 Net interest income                                                        4,888          4,918          4,419
  Provision for loan loss                                                     100             (5)          (204)
                                                                      ---------------------------------------------
 Net interest after provision for loan loss                                 4,988          4,913          4,215
                                                                      ---------------------------------------------

 Other Income:
  Fees for financial services                                                 155             82             79
  Loan servicing fees                                                          54             64             54
  Net realized gains on the sale of available-for-sale securities              26              0              0
  Net gains on the sale of loans                                               94              0              0
                                                                      ---------------------------------------------
 Total other income                                                           329            146            133
                                                                      ---------------------------------------------

 Other Expense:
  Compensation and employee benefits                                        1,544          1,626          1,416
  Occupancy and equipment                                                     400            412            355
  Deposit insurance premiums                                                  231            245            246
  Professional services                                                       521            335            228
  (Income) loss on foreclosed real estate, net                                (25)           (15)            35
  Other                                                                       682            525            488
                                                                      ---------------------------------------------
 Total other expense                                                        3,353          3,128          2,768
                                                                      ---------------------------------------------

 Income before income taxes                                                 1,964          1,931          1,580
  Income tax expense                                                          514            549            552
                                                                      ---------------------------------------------
 Net income                                                            $    1,450     $    1,382      $   1,028
                                                                      =============================================
 Earnings per common share of stock                                    $     0.93     $     0.63            n/a

 Weighted average number of common shares outstanding:                  1,556,720      1,572,790            n/a

See notes to consolidated financial statements.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                              L&B FINANCIAL, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                            (Dollars in thousands)
-------------------------------------------------------------------------------

                                                                                       Net unrealized
                                                                                       gain/(loss) on     Retained
                                    Additional               Unearned                    securities       Earnings-        Total
                          Common     Paid-in     Treasury      ESOP        Unearned       available     Substantially  Stockholder's
                           Stock     Capital       Stock      Shares      Compensation     for sale      Restricted        Equity
                         -----------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 1993  $    0    $      0     $      0   $       0     $       0    $          0     $  8,996        $  8,996
                         -----------------------------------------------------------------------------------------------------------

Net change in unrealized
gain (loss on investment
securities                     -           -            -           -             -             (13)           -             (13)

Net income                     -           -            -           -             -                        1,028           1,028
                         -----------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 1994       0           0            0           0             -             (13)      10,024          10,011
                         -----------------------------------------------------------------------------------------------------------
Proceeds from sale of
common stock, net of
issuance cost of $660         17      15,998            -      (1,000)            -                -           -          15,015

Net change in unrealized
gain (loss) on securities
available-for-sale             -           -            -           -             -                4           -               4

Fair value of shares
committed to be
released from ESOP             -           -            -         104             -                -           -             104

Cash dividend ($0.55
per share)                     -           -            -           -             -                -        (862)           (862)

Net income                     -           -            -           -             -                -       1,382           1,382
                         -----------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30, 1995      17      15,998            0        (896)            0               (9)     10,544          25,654
                         -----------------------------------------------------------------------------------------------------------
Net change in unrealized
gain (loss) on securities
available-for-sale             -           -            -            -            -             (109)          -            (109)

Purchase of treasury
stock                          -        (833)          (1)           -            -                -        (365)         (1,199)

Fair value of shares
committed to be
released from ESOP             -           -            -           71            -                -           -              71

Shares purchased for
stock compensation
plan                           -          -             -            -         (420)               -        (151)           (571)

Compensation expense
under stock
compensation plan              -           -            -            -          112                -           -             112

Cash dividend ($0.40 per
share)                         -           -            -            -            -                -        (625)           (625)

Net income                     -           -            -            -            -                -       1,450           1,450
                         -----------------------------------------------------------------------------------------------------------
BALANCE AT JUNE 30. 1996  $   17    $ 15,165     $     (1)  $     (825)   $    (308)   $        (118)   $ 10,853        $ 24,783
                         ===========================================================================================================

See notes to consolidated financial statements.


-------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                              L&B FINANCIAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                                    Year Ended June 30,
                                                                                                    ------------------
                                                                                       1996              1995           1994
                                                                                     -------------------------------------------
OPERATING ACTIVITIES:
Net income                                                                            $  1,450         $   1,382      $   1,028
Adjustments to reconcile net income to net cash provided by operating activities:
 Provision for loan loss                                                                  (100)                5            204
 Depreciation expense                                                                      142               103             81
 Unearned compensation expense                                                             183                 -              -
 Net gain on the sale of investment securities available-for-sale                          (26)                -              -
 Net gain on the sale of loans held-for-sale                                               (94)                -              -
 Gain on the sale of REO                                                                    (6)               (8)            (8)
 FHLB stock dividends                                                                      (46)              (36)           (23)
 (Increase) decrease in accrued interest receivable                                        (53)             (158)            20
 (Increase) decrease in other assets                                                      (122)              104            (69)
 (Decrease) increase in interest payable                                                   (37)               63              -
 (Decrease) increase in other liabilities                                                 (922)              243             94
                                                                                     -------------------------------------------
Net cash provided by operating activities                                                  369             1,698          1,327
                                                                                     -------------------------------------------

FINANCING ACTIVITIES:

Net increase from issuance of common stock                                                   -            16,015              -
Dividends paid                                                                            (625)             (862)             -
Purchase of stock for stock compensation plan                                             (571)                -              -
Purchase of treasury stock (83,375 shares at $14.38 per share)                          (1,199)                -              -
Net increase (decrease) in deposits                                                      3,632            (5,229)           151
Proceeds from FHLB advances                                                             18,404            28,665              -
Repayment of FHLB advances                                                              (9,808)          (23,761)             -
                                                                                     -------------------------------------------
Net cash provided by financing activities                                                9,833            14,828            151
                                                                                     -------------------------------------------


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                              L&B FINANCIAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                Year Ended June 30,
                                                                                -------------------
                                                                              1996       1995      1994
                                                                         -----------------------------------
INVESTING ACTIVITIES:

Loan originations                                                           (38,509)   (21,966)   (22,615)
Principal repayments on loans                                                22,929     11,669     14,950
Proceeds from the sale of loans                                               8,652      3,846      9,427
Purchase of investment and mortgage-backed Securities
 Held-to-maturity                                                           (11,904)   (20,500)   (18,935)
 Available-for-sale                                                          (4,463)         -          -
Proceeds from the sale and maturity of investments and mortgage-backed
 Held-to-maturity                                                             1,387      5,362      5,426
 Available-for-sale                                                           8,332          -          -
Principal repayments on mortgage-backed securities                            6,100      4,876      1,701
proceeds from sale of real estate acquired through foreclosure                  100        159        237
Property improvement to real estate owned                                        (1)        (2)         -
Purchase of premises and equipment                                             (327)      (370)      (210)
                                                                         -----------------------------------
Net cash used in investing activities                                        (7,704)   (16,926)   (10,019)
                                                                         -----------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          2,498       (400)    (8,541)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                6,418      6,818     15,359
                                                                         -----------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $   8,916  $   6,418  $   6,818
                                                                         ===================================


SUPPLEMENTAL DISCLOSURES:

Cash paid for:
 Income taxes                                                              $    525  $     512  $     580
 Interest                                                                  $  5,680  $   4,099  $   3,835

 Non-cash transactions:
 Loans foreclosed                                                          $    153  $      62  $     109

See notes to consolidated financial statements.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                              L&B FINANCIAL, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------
                     YEARS ENDED JUNE 30, 1996, 1995, 1994



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - L&B Financial, Inc. ("L&B") was incorporated in the State of
------------
Texas in November 1995) for the purpose of becoming a savings and loan holding company for the Loan and Building State Savings Bank (the "Bank"). On October 17, 1995, the shareholders of the Bank approved a plan to reorganize the Bank into the holding company form of ownership. The reorganization was completed on November 13, 1995, on which date the Bank became a wholly-owned subsidiary of L&B and the shareholders of the Bank exchanged all of their outstanding shares (1,667,500) for I ,667,500 shares of L&B and became shareholders of L&B Prior to the completion of the reorganization, L&B had no material assets or liabilities and engaged in no business activity. Subsequent to the acquisition of the Bank, L&B has engaged in no significant activity other than holding the stock of the Bank and engaging in certain passive investment activities. Accordingly, the 1996 consolidated financial statements are those of the reorganization. Consolidated financial statements and related data for years prior to 1996 are those of the Bank. L&B and the Bank are collectively referred to herein as the "Corporation".

Business - L&B Financial, Inc.'s principal subsidiary, Loan and Building State
--------
Savings Bank, is a state-chartered stock savings bank conducting business from its branch bank system located in northeast Texas in the counties of Hopkins, Franklin, Titus, Camp, Morris and Bowie. The Corporation is subject to competition from other financial institutions and other financial services companies. The business of the Corporation consists primarily of attracting deposits from the general public and originating loans on residential properties. The Corporation also makes commercial real estate, construction and consumer loans. The Corporation is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Basis of Financial Statement Presentation - The consolidated financial
-----------------------------------------
statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan loss, the valuation of other real estate owned, and the valuation o{deferred tax assets and the effect of prepayments on mortgage servicing rights and the premiums and discounts associated with mortgage-related securities. Management believes that the allowance for loan loss, the valuations of other real estate owned and deferred tax assets are adequate, and that the effect of prepayments on mortgage servicing rights and premiums and discounts associated with investments and mortgage-related securities has been adequately evaluated. Various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowance for loan loss and valuation of other real estate owned.

Principals of Consolidation - The accompanying consolidated financial
---------------------------
statements include the accounts of L&B Financial, Inc., Loan and Building State Savings Bank and its wholly owned subsidiary, L. B. Resource, Inc. All significant intercompany transactions and balances are eliminated in consolidation.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and
-------------------------
amounts due from depository institutions, federal funds sold and short-term, interest-bearing deposits with original maturities of three months or less. The Corporation maintains cash deposits in other depository institutions which occasionally exceed the amount of deposit insurance available. Management periodically assesses the financial condition of these institutions.

The Corporation is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirement.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

Investments and Mortgage-backed Securities - Effective January 1,1994, the
------------------------------------------
Corporation adopted SFAS 115, and accounts for its investment in debt and equity securities as prescribed in the pronouncement. The following summarizes FASB 115 security classifications and corresponding accounting treatment:

       Held-to-Maturity securities are debt securities that the Corporation has the positive intent and ability to hold to maturity and are reported at amortized cost. Premiums and discounts are amortized or accreted as adjustments to income over the life of the security using the level yield method.

       Trading securities are debt and equity securities that are bought and held principally for the purpose of selling in the near term and are reported at fair value, with unrealized gains and losses included in earnings. At June 30, 1996 and 1995, no securities have been classified as trading securities.

       Available-for-sale securities are debt and equity securities not classified as either held-to-maturity or trading securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax. Premiums and discounts are amortized or accreted as adjustments to income over the life of the security using the level yield method.

Gains or losses on the sale of securities is based on the specific identification method. The fair value of securities is based on quoted market prices, or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Transfers of securities between classifications are accounted for at fair value.

Federal Home Loan Bank stock is owned due to regulatory and collateral requirements. Federal Home Loan Bank stock is not considered to be a marketable equity security under SFAS 1 ~ 5 and, therefore, is carried at cost.

Loans - Loans that the Corporation has the intent and ability to hold to
-----
maturity or repayment, are recorded at cost and represent the unpaid principal balances, adjusted for allowance for loan loss, net deferred origination fees or costs on originated loans and unamortized premiums or discounts on loans purchased. Loans consist principally of conventional one-to-four family residential loans, commercial real estate loans, multi-family real estate loans, one-to-.1four family construction loans and consumer loans, which primarily consist of automobile loans, loans on deposits and other personal loans.

Loans are placed on a non-accrual status when, in the opinion of management, the possibility of collection of additional interest is deemed insufficient to warrant further accrual. Generally, the Corporation places all loans more than ninety days past due on non-accrual status. when a loan is placed on non-accrual status, interest accruals are suspended until, in the opinion of management, the borrower has regained the ability to make periodic interest and principal payments in accordance with the terms of the loan agreement.

Discounts on acquired first mortgage loans are amortized to income using methods that approximate the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments of principal. Discounts and premiums on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.

Loans Held for Sale - Mortgage loans originated and intended for sale in the
-------------------
secondary market are valued at the aggregate of lower of cost or market. Net unrealized losses are recognized through a valuation allowance by charges to income. Most loans sold are sold with servicing rights retained, however, the Corporation does sell some loans with servicing released. The decision to retain or sell the servicing rights is a function of the loan product and the buyer. Gains and tosses on the sale of such loans are recognized when substantially all risks and rewards of ownership are transferred. If the loan servicing rights are retained, the value of future servicing rights are considered in the determination of the amount of gain or loss.

Allowances for Estimated Losses - The Corporation maintains allowances for
-------------------------------
estimated loan loss, uncollected accrued interest receivable and losses on real estate acquired in the settlement of loans. Loss provisions are charged to income when, in the opinion of management, such losses for which no provision has been made are probable.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

The allowance for loan loss is maintained at a level that management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in the loan portfolio. Management believes that the allowance for loan loss is adequate. Management's periodic evaluation is based upon analysis of the portfolio, past loss experience, current economic conditions, and other relevant factors. while management uses the best information available to make such evaluations, hiture adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies as an integral part of their examination process, periodically review the allowance for loan loss. Such agencies may require the Corporation to recognize additions to the allowance for loan loss based on their judgments of information which is available to them at the time of their examination.

Effective July 1, 1995, the Corporation adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), and the Statement of Financial Accounting Standards No. 11 S, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (SFAS 118), which amends SFAS 114.

SFAS 114, as amended by SFAS 118, defines the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans for which terms have been modified in troubled debt restructuring (a restructured loan). Specifically, a loan is considered impaired when it is probable a credhor will be unable to collect all amounts due - both principal and interest - according to the contractual terms of the loan agreement. when measuring impairment, the expected filture cash flows of an impaired loan are required to be discounted at the loan's effective interest rate. Alternatively, Impairment can be measured by reference to an observable market price, if one exists, or the fair value of the co] lateral for a collateral dependent loan. Regardless of the historical measurement method used, SFAS 114 requires a creditor to measure impairment based on the fair value of the collateral when the creditor determines foreclosure is probable. Additionally, impainnent of a restructured loan is measured by discounting the total expected fliture cash flows at the loan's effective rate of interest as stated in the original loan agreement.

SFAS I 18 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest on an impaired loan. The Corporation has elected to continue to use its existing nonaecrual methods for recognizing interest income on impaired loans. The adoption of SFAS 118 and SFAS 114 resulted in no adjustment to the allowance for loan loss.

Office Properties and Equipinsia - Office properties and equipment are
--------------------------------
presented at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets. Estimated useflil lives for buildings and improvements are 20 - 50 years and generally 5 - 10 years for flirniture, fixtures, and equipment.

The cost of maintenance and repairs is charged to expense as incurred, and improvements and other expenditures, which materially increase property lives are capitalized. The costs and accumulated depreciation applicable to premises and equipment retired, or otherwise disposed of, are eliminated from the related accounts, and any resulting gains or losses are credited or charged to income.

Real Estate Held-for-Development - Real estate held-for-development is
--------------------------------
carried at the lower of depreciated cost or estimated net realizable value. The Corporation's investment in real estate consisted of land and commercial rental property.

Real Estate Acquired Through Foreclosure - Real estate acquired through
----------------------------------------
foreclosure is stated at the lower of cost or estimated fair value less selling costs. Any accrued interest on the related loan at the date of acquisition is charged to operations. Costs related to the development and improvement of the property are capitalized to the extent that such costs do not exceed the estimated fair value less selling costs of the property. Costs related to holding the property are charged to expense.

Deferred Loan Origination Fees and Costs - Nonrefundable loan fees and
----------------------------------------
certain direct loan origination costs are deferred and recognized over the lives of the loans using the level yield method. Amortization of these deferrals is recognized as interest income.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

Mortgage Servicing Rights - Mortgage servicing rights represent the carrying
-------------------------
value of the rights to service mortgage loans for others. The mortgage servicing rights are amortized against loan servicing fee income on an accelerated basis in proportion to, and over the period of, estimated net future loan servicing fee income, which periods initially do not exceed seven years. Service fee income is recognized when the related loan payments are collected. On a quarterly basis, management evaluates and makes any necessary adjustments to the remaining balances of mortgage servicing rights, if the fair value of the disaggregated servicing rights indicate that the carrying value is not considered recoverable. Assumptions utilized in the quarterly evaluations are based on current prepayment and investor rates of return provided by an independent investment advisor.

Effective July 1, 1995, the Corporation adopted SFAS 122 "Accounting for Mortgage Servicing Rights." This standard prospectively requires the Corporation, which services mortgage loans for others in return for a servicing fee, to recognize these servicing rights as assets, regardless of how such assets were acquired. Additionally, the Company is required to assess the fair value of these assets at each reporting date to determine impairment. The adoption of SFAS 122 resulted in an increase of approximately $42,000 in gains on the sale of loans held-for-sale and a reduction of approximately $4,000 in loan servicing fees due to the amortization of originated mortgage servicing rights. At June 30, 1996, the Corporation had $41,000 in mortgage servicing rights.

Income taxes - The Corporation and its subsidiaries file a consolidated
------------
federal income tax return. The Corporation adopted SFAS 109, "Accounting for Income Taxes" effective July 1, 1993. Deferred tax assets and liabilities are recognized for the future effects attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets are recognized for the future deductible "temporary differences" and tax loss and credit carryforwards if their realization is "more likely than not." Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Employee Stock Ownership Plan and Recognition and Retention Plan - Shares of
----------------------------------------------------------------
common stock issued to the Corporation's Employee Stock Ownership Plan Q'ESOP") were recorded as unearned ESOP shares in stockholders' equity at the fair value of the shares at the date of issuance to the plan. As shares are committed to be released, the Corporation reduces the carrying value of the unearned shares and records compensation expense equal to the current fair value of the shares committed to be released.

Shares of common stock acquired for the Corporation's Recognition and Retention Plan were recorded as unearned compensation in stockholders' equity at the fair value of the shares at the date of award. Total compensation cost was measured at the fair value of the shares as of the date of the award and is recognized as compensation expense over sixty months, the term over which the awards vest. The difference between the fair value of the shares at the date of award and the purchase price of those shares was charged against additional paid-in capital.

Earnings Per Common Share of Stock - Earnings per common share of stock is
----------------------------------
computed by dividing net income by the weighted average number of common shares outstanding during each year. Stock options outstanding are not considered in determining earnings per share because they have no significant dilutive effect. The Corporation accounts for the 100,050 shares acquired by the ESOP in accordance with Statement of Position 93-6. Shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.

The Bank completed its initial stock offering on October 14, 1994, and accordingly, earnings per share for 1995 is calculated by dividing net income since October 14, 1994 of approximately $990,000 ,by the weighted average number of common shares outstanding.

Reclassifications - Certain amounts in prior years' financial statements have
-----------------
been reclassified to conform with current year classifications.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

2.   INVESTMENT AND MORTGAGE-BACKED SECURITIES

Held-to-Maturity - Securities classified as held-to-maturity consisted of the
----------------
following (in thousands):

                                                                      June 30, 1996
                                                                      -------------
                                                                  Gross           Gross
                                                   Amortized    Unrealized     Unrealized    Fair
                                                     Cost          Gains         Losses      Value
                                                  --------------------------------------------------
Investment securities:
U.S. Agency obligations                            $   7,388    $      49     $     (96)   $   7,341
Municipal securities                                     784            6            (3)         787
                                                  --------------------------------------------------
Total investment securities                            8,172           55           (99)       8,128
                                                  --------------------------------------------------
Mortgage-backed securities:
 FHLMC                                                 4,893           28           (54)       4,867
 FNMA                                                  1,827           29            (9)       1,847
 GNMA                                                  2,149           26            (8)       2,167
 CMO's                                                25,137          319          (233)      25,223
                                                  --------------------------------------------------
Total mortgage-backed securities                      34,006          402          (304)      34,104
                                                  --------------------------------------------------
Total held-to-maturity securities                  $  42,178    $     457     $    (403)   $  42,232
                                                  ==================================================



                                                                      June 30, 1995
                                                                      -------------
                                                                  Gross           Gross
                                                   Amortized    Unrealized     Unrealized    Fair
                                                     Cost          Gains         Losses      Value
                                                  --------------------------------------------------
Investment securities:
U.S. Agency obligations                            $  16,595    $      92     $    (401)   $  16,286
Municipal securities                                     818            5            (8)         815
                                                  --------------------------------------------------
Total investment securities                           17,413           97          (409)      17,101
                                                  --------------------------------------------------
Mortgage-backed securities:
 FHLMC                                                11,428          206           (19)      11,615
 FNMA                                                  7,312           97           (12)       7,397
 GNMA                                                  7,985          223          (115)       8,093
 CMO's                                                19,419          292          (268)      19,443
                                                  --------------------------------------------------
Total mortgage-backed securities                      46,144          818          (414)      46,548
                                                  --------------------------------------------------
Total held-to-maturity securities                  $  63,557    $     915     $    (823)   $  63,649
                                                  ==================================================


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.
                                      25

Available-for-sale - Securities classified as available-for-sale consisted of
------------------
the following (in thousands):

                                                                June 30, 1996
                                                                -------------
                                                              Gross       Gross
                                                 Amortized  Unrealized  Unrealized  Fair
                                                   Cost       Gains       Losses    Value
                                               ----------------------------------------------
  Investment securities

  U.S. Government and agency obligations        $   5,964   $     0     $    (98)   $  5,866
  Mutual funds                                      1,264         0          (23)      1,241
  FNMA stock                                            2        18            0          20
                                               ----------------------------------------------
  Total investment securities                       7,230        18         (121)      7,127
                                               ----------------------------------------------
  Mortgage-backed securities:

  FHLMC                                             3,958        97            0       4,055
  FNMA                                              2,486         3          (23)      2,466
  GNMA                                              4,614        24         (123)      4,515
  CMO's                                             3,865        17          (59)      3,823
                                               ----------------------------------------------
  Total mortgage-backed securities                 14,923       141         (205)     14,859
                                               ----------------------------------------------
  Total available-for-sale securities           $  22,153   $   159     $   (326)   $ 21,986
                                               ==============================================

                                                                June 30, 1995
                                                                -------------
                                                              Gross       Gross
                                                 Amortized  Unrealized  Unrealized  Fair
                                                   Cost       Gains       Losses    Value
                                               ----------------------------------------------
  Investment securities:

  Mutual funds                                  $     200   $     0     $    (22)   $    178
  FNMA stock                                            2        13            0          15
                                               ----------------------------------------------
  Total investment securities                         202        13          (22)        193
                                               ----------------------------------------------
  Total available-for-sale securities           $     202   $    13     $    (22)   $    193
                                               ==============================================

Gross realized gains and gross realized losses on sales of available-for-sale securities were $76,000 and $50,000, respectively, for the year ended June 30, 1996. There were no sales of securities during the years ended June 30, 1995 and 1994.

In accordance with the Financial Accounting Standards Board's implementation guidance on SFAS 115, the Corporation reassessed the classification of all securities held on November 31, 1995. As a result of such reassessment, the Corporation transferred investment and mortgage-backed securities with an amortized cost of $28,421,000 from held-to-maturity to available-for-sale. The securities were transferred at fair value resulting in an unrealized gain of approximately $160,000, which was recognized, net of deferred tax, as a separate component of stockholders' equity.


--------------------------------------------------------------------------------
                             L & B FINANCIAL, INC.

The maturities of the investment and mortgage-backed securities at June 30, 1996 are as follows (in thousands);

                                                                  Held-to-maturity                Available-for-sale
                                                                  ----------------                ------------------
                                                                Amortized        Fair            Amortized          Fair
                                                                   Cost         Value               Cost            Value
                                                              -----------------------------------------------------------
Due in one year or less                                       $  4,906      $  4,095              $     573      $    570
Due after one year through five years                            3,834         3,749                  6,679         6,591
Due after five years through ten years                           1,037         2,627                  5,739         5,776
Due after ten years                                             33,211        31,761                  7,896         7,790
                                                              -----------------------------------------------------------
Total debt investment and mortgage-backed securities            42,178        42,232                 20,887        20,727
                                                              -----------------------------------------------------------
Mutual funds                                                         0             0                  1,264         1,241
FNMA stock                                                           0             0                      2            18
                                                              -----------------------------------------------------------
Total investment and mortgage-backed securities               $ 42,178      $ 42,232              $  22,153      $ 21,986
                                                              ===========================================================

As of June 30, 1996, $300,000 par value of debt securities were pledged as collateral to secure certain deposit accounts.

At June 30, 1996, approximately $9,110,000 par value of the debt securities were structured notes, which included $4,965,000 of adjustable-rate debt securities and $4,000,000 with call provisions ranging form 1 month to 3 years. The adjustment periods for the adjustable-rate debt securities range from monthly to annual adjustments and are generally adjusted based on the movement of two specific interest rates plus a margin, such as the ten year constant maturity rate minus one month London interbank overnight rate ("LIBOR"), plus 250 basis points. These securities are more sensitive to the movements between interest rates and the slope of the yield curve than the relative level of interest rates.

The mortgage-backed securities held at June 30, 1996 mature between one and forty years. The actual lives of these securities may be significantly shorter as the result of payments and prepayments of the underlying collateral. Adjustable-rate mortgage-backed securities totaled approximately $7,757,000 at June 30, 1996. These securities have interest rates that adjust with movements in the Cost of Funds Index ("COFI ARM's") and the one year Constant Maturity Treasury ("CMT ARM's"). Adjustment periods range from monthly to annually.

At June 30, 1996, the Corporation's Collateralized Mortgage Obligations ("CMO's") portfolio consisted of securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Corporation ("FNMA"). The Corporation purchases only CMO's that are considered non-high risk, as computed using the Federal Financial Institution Exam Council (the "FFIEC") guidelines. All CMO's are subsequently subjected to the FFIEC test at least annually. At June 30, 1996, all CMO's "passed" the FFIEC test and are classified non-high risk for regulatory purposes. Adjustable-rate CMO's totaled approximately $25,137,000 at June 30, 1996 and generally have interest rates that adjust monthly with movements in one month LIBOR and the prime rate. The yield on the CMO portfolio was 6.88% at June 30, 1996.


-------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

3.   LOANS RECEIVABLE, NET

Loans receivable consisted of the following (in thousands):

                                                                  June 30,
                                                            --------------------
                                                               1996      1995
                                                            --------------------
Real estate loans:
 Fixed-rate single-family residential                       $  15,726  $  15,478
 Adjustable-rate single-family residential                     24,403     22,083
 Loan held-for-sale, at fair value                                490        792
 Multi-family residential                                       5,228      3,755
 Construction                                                   4,669      4,168
 Land                                                           1,760      1,152
 Commercial mortgage                                           12,616     11,611
                                                            -------------------
Total real estate loans                                        64,892     59,039
                                                            --------------------
Other loans:
 Share loans                                                    1,772      1,576
 Consumer and installment loans                                 2,756      2,133
                                                            --------------------
Total other loans                                               4,528      3,709
                                                            --------------------
Total loans                                                    69,420     62,748
                                                            --------------------
Less:
 Undisbursed portion of interim construction loans             (2,230)    (2,248)
 Allowance for loan loss                                         (756)      (858)
 Unearned discount                                                (82)      (260)
                                                            ----------------------
Total loans, net                                            $  66,352  $  59,382
                                                            ======================
Weighted-average interest rate of loans                          8.70%      8.73%

Participations sold and serviced by the Corporation at June 30, 1996, 1995, and 1994 were approximately $21,669,000, $20,521,000 and $21,651,000, respectively.
The Corporation sells loans in the secondary market without recourse and retains servicing rights on the sale of conventional mortgage loans. The Corporation originates and sells all FHA/VA servicing released. Servicing loans for others consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees received from the investors as well as certain charges collected from the borrower, such as late payment fees. In connection with these loans serviced for others, the Corporation held borrowers' escrow balances of $490,000 at June 30, 1996 and $517,000 at June 30, 1995.

Adjustable-rate real estate loans ($37,707,000 and $34,986,000 at June 30, 1996 and 1995, respectively) are subject to rate adjustments annually and generally are adjusted based on the movement of One year Constant Maturity Treasury index. The maximum loan rates can be adjusted is 200 basis points in any one year with a maximum life time cap of 500 basis points.

At June 30, 1996 and 1995, loans which were accounted for on a non-accrual basis or were contractually past due ninety days or more totaled approximately $137,000 and $183,000, respectively. The amount the Corporation will ultimately realize from these loans could differ materially from their carrying value because of future developments affecting the underlying collateral or the borrower's ability to repay the loans. During the years ended June 30, 1996, 1995 and 1994, the Corporation recognized no interest income on loans past due 90 days or more, whereas, under the original terms of these loans, the Corporation would have recognized additional interest income of approximately $1,000, $6,000 and $10,000, respectively.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.
                                      28

Activity in the allowance for loan loss consisted of the following:

                                           Year Ended June 30,
                                           -------------------

                                        1996      1995      1994
                                     --------------------------------
   Balance at beginning of year      $ 858,000  $ 876,000  $ 716,000
   Provisions for loan loss           (100,000)     5,000    204,000
   Charge-offs, net of recoveries       (2,000)   (23,000)   (44,000)
                                     --------------------------------
   Balance at end of year            $ 756,000  $ 858,000  $ 876,000
                                     ================================

Directors and officers of the Corporation are customers of the Corporation in the ordinary course of business. Loans to directors and officers have terms consistent with those offered to other customers. The aggregate amount of such loans outstanding at June 30, 1996 was $518,000. During 1996, new loans to such related parties amounted to $137,000 and repayments amounted to $107,000.

The Corporation has no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.

At June 30, 1996 and 1995, accrued interest receivable on loans was $413,000 and $433,000, respectively.

4.   OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment consisted of the following (in thousands):

                                                        June 30,
                                                        --------
                                                   1996         1995
                                                 ---------------------
   LAND                                          $   553      $   297
   Building and improvements                       1,697          969
   Office furniture, fixtures, and equipment         632          531
                                                 ---------------------
   Total                                           2,882        1,797
   Less accumulated depreciation                    (614)        (472)
                                                 ---------------------
   Office properties and equipment, net          $ 2,268      $ 1,325
                                                 =====================

Depreciation expense totaled $142,000, $103,000, and $81,000 for the years ended June 30, 1996, 1995, and 1994, respectively.

5.   REAL ESTATE OWNED

Real estate acquired through foreclosure (REO) consists of the following types:

                                                        June 30,
                                                        --------
                                                    1996          1995
                                                  -----------------------
   Real estate acquired through foreclosure
   Single-family residential                       $ 203,000   $ 144,000
   Commercial                                        150,000     150,000
                                                  -----------------------
   Total real estate acquired through foreclosure  $ 353,000   $ 294,000
                                                  =======================


--------------------------------------------------------------------------------
                             L&B FINANCIAL, INC.
                                      29

The following is a summary of the results of real estate acquired through foreclosure operations for the periods indicated:

                                                                                  Year ended June 30,
                                                                                  -------------------
                                                                             1996         1995         1994
                                                                         --------------------------------------
Income from the rental and operation of REO                               $  34,000   $  32,000    $   13,000
Net gain on the sale of REO property                                          6,000       8,000         8,000
Expense of holding REO                                                      (15,000)    (25,000)      (56,000)
                                                                         --------------------------------------
Net income (expense)                                                      $  25,000   $  15,000    $  (35,000)
                                                                         ======================================

There were no balances in the allowance for loss on real estate acquired through foreclosure for the years ended June 30, 1996, 1995 and 1994.

6.   INVESTMENT IN JOINT VENTURE

The Corporation had an ownership interest in a joint venture project, Plaza 30 II, through a wholly-owned subsidiary, L.B. Resource, Inc. (dissolved in December 1995). The Corporation's ownership share of the joint venture project was 75.5% and was accounted for by the equity method of accounting. The venture involved the acquisition, development and rental of commercial real estate. Plaza 30 II was dissolved in December 1995 with the Corporation acquiring direct ownership of the sole remaining property. A summary of the financial position and results of operations of Plaza 30 II were as follows (in thousands):

                                                                      June 30
                                                                      -------
                                                                  1996      1995
                                                                -----------------
Assets
------
Land, buildings and improvements                                 $   0    $  758
Other assets                                                         0        15
                                                                -----------------
Total assets                                                         0       773
                                                                =================

Liabilities and Equity
----------------------
Notes payable - SSLBA                                                0       792
Equity (deficit)                                                     0       (19)
                                                                -----------------
Total liabilities and equity                                     $   0    $  773
                                                                =================

                                                    Year ended June 30,
                                                    -------------------
                                                 1996       1995      1994
                                               -----------------------------
Income                                          $  849   $    74   $    100
Expense                                           (822)      (99)      (109)
                                               -----------------------------
Net income (Loss)                               $   27   $   (25)  $     (9)
                                               =============================


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

7.   SUBSIDIARY CORPORATION

In January 1983, the Corporation established its wholly-owned subsidiary, L.B. Resource, Inc. This subsidiary was established to acquire, develop, an sell or rent real estate. In December 1995, L.B. Resource, Inc. was dissolved. A summary of the financial position and results of operations of the subsidiary follows (in thousands):

                                                           June 30,
                                                           --------
                                                        1996      1995
                                                     -------------------
Assets                                                $    0     $   0
------                                               ===================

Liabilities and Equity
----------------------
 Other liabilities                                    $    0     $  12
 Equity (deficit)                                     $    0       (12)
                                                     -------------------
Total liabilities and equity (deficit)                $    0     $   0
                                                     ===================

                                             Year ended June 30,
                                             -------------------
                                         1996       1995      1994
                                       ------------------------------
Income                                  $   27    $    74   $   100
Expense                                      0         99       109
                                       ------------------------------
Net income (Loss)                       $   27    $   (25)  $    (9)
                                       ==============================

8.   DEPOSIT ACCOUNTS

Deposit accounts at June 30, were as follows (dollars in thousands):

                                                                1996                                 1995
                                                  --------------------------------------------------------------------
Account Type                                        Rate       Balance         %         Rate      Balance      %
------------                                      --------------------------------------------------------------------
NOW accounts:
 Commercial-noninterest bearing                     0.00%     $    1,949       1.86%     0.00%    $      82     0.08%
 Noncommercial                                      1.57%          2.895       2.68%     1.87%        2,908     2.88%
Super NOW accounts                                  2.39%            746       0.71%     2.77%          758     0.75%
Money market checking accounts                      3.12%          7,750       7.41%     3.00%        8,452     8.37%
Savings accounts                                    3.03%          4,794       4.58%     2.75%        4,773     4.73%
                                                  --------------------------------------------------------------------
Total demand and savings deposits                   2.39%         18,044      17.26%     2.71%       16,973    16.81%
                                                  --------------------------------------------------------------------
Certificates of deposits:
 Up to 3.99%                                                         995       0.95%                 13,213    13.09%
 4.00%-5.99%                                                      74,021      70.79%                 62,504    61.93%
 6.00%-6.99%                                                       8,241       7.88%                  7,366     7.30%
 Above 7.00%                                                       3,264       3.12%                    877     0.87%
                                                              -----------------------             --------------------
Total certificates of deposits                      5.32%         86,521      82.74%     5.11%       83,960    83.19%
                                                  --------------------------------------------------------------------
Total deposit accounts                              4.81%     $  104,565     100.00%     4.71%    $ 100,933   100.00%
                                                  ====================================================================

As of June 30, 1996 and 1995, total deposit accounts included approximately $1,743,000 and $1,756,000.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

respectively, of deposits from the Corporation's officers, directors, employees or parties related to them.

As of June 30, 1996, deposit accounts with balances of $100,000 and over totaled approximately $13,702,000.

Certificates of deposits by maturity were as follows (in thousands):

                                                                 June 30,
                                                                 --------
Maturity Date                                               1996          1995
-------------                                            ------------------------
Within 1 year                                            $   68,843   $   66,247
After 1 year but within 2 years                               9,874       10,937
After 2 years but within 3 years                              3,716        3,251
Thereafter                                                    4,088        3,525
                                                         ------------------------
Total certificates of deposits                           $   86,521   $   83,960
                                                         ========================

Interest expense on deposits consisted of the following (in thousands):

                                                           Year ended June 30,
                                                           -------------------
Account type                                        1996        1995         1994
------------                                     -------------------------------------
NOW accounts                                      $     79     $    72     $     76
Money market deposit accounts                          239         285          361
Savings accounts                                       146         217          212
Certificate of deposit accounts                      4,541       3,486        3,186
Early withdrawal penalties                             (20)        (19)         (16)
                                                 -------------------------------------
Total interest expense                            $  4,985     $ 4,041     $  3,819
                                                 =====================================

9.   ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank consisted of the following (in thousands):

                                                                 June 30,
                                                                 --------
                                                             1996         1995
                                                         -------------------------
Contractual Maturity:
--------------------
Within one year - fixed rate                              $  13,500    $   4,904
                                                         -------------------------
Total advances                                            $  13,500    $   4,904
                                                         =========================
Weighted average interest rate                                5.51%        6.01%

The Corporation pledges as collateral to these borrowings their Federal Home Loan Bank stock and has entered into blanket collateral agreements with the Federal Home Loan Bank whereby the Corporation maintains, free of other encumbrances, qualifying mortgages (as defined) with unpaid principal balances equal to, when discounted at 75% of the principal balances, 100% of total advances. Under this borrowing arrangement, the Corporation had the ability to borrow an additional $11,940,000 at June 30, 1996.

As of June 30, 1995, investment securities with a carrying value of $5,004,000 were pledged as collateral for FHLB advances. No investment securities were pledged as collateral for FHLB advances at June 30, 1996.


--------------------------------------------------------------------------------
                              L&B Financial, INC.

10.  INCOME TAXES

The consolidated provision for income taxes consists of the following (in thousands):

                                                            June 30,
                                                            --------
                                                   1996       1995       1994
                                                 ------------------------------
   Current federal tax expense                    $  611     $  493     $  491
   Deferred federal tax (benefit) expense            (97)        56         61
                                                 ------------------------------
   Total federal tax expense                      $  514     $  549     $  552
                                                 ==============================

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis (in thousands):

                                                       Year ended June 30,
                                                       -------------------
                                                   1996       1995       1994
                                                 -------------------------------
  Expected tax provision at a 34% rate            $  667     $  656     $  537
  Increase (decrease) resulting from:
    Bad debt deduction                               (45)       (39)        (9)
    Negative loan loss provision                     (34)         0          0
    Goodwill amortization                              0          0          4
    Exempt municipal interest                        (12)       (15)       (13)
    Other, net                                       (62)       (53)        33
                                                 -------------------------------
  Total provision for federal income taxes        $  514     $  549     $  552
                                                 ===============================

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1996, and 1995 are as follows (in thousands):

                                                                  June 30,
                                                                  --------
                                                                 1996   1995
                                                              -----------------
  Deferred tax assets:
    Deferred compensation expense                                $ 26    $ 41
    Net unrealized losses on available-for-sale assets             51       5
    Other                                                           0       3
                                                              -----------------
      Total gross deferred tax assets                              77      49
                                                              -----------------

  Deferred tax liabilities:
    FHLB Stock dividends                                           58      43
    Depreciation                                                   25      49
    Other                                                          30      34
                                                              -----------------
      Total                                                       113     126
                                                              -----------------
  Net deferred tax liability (included in other liabilities)     $ 36    $ 98
                                                              =================


The Corporation is permitted a special bad debt deduction in determining federal taxable income, subject to certain limitations. If the amounts that qualify as bad debt deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then current corporate rate. As permitted under SFAS 109, no deferred tax liability is provided for approximately $2,200,000 ($748,000 approximate tax effect) of such tax bad debt reserves that arose prior to January 1, 1988.

Under recent tax legislation, thrift institutions must recapture certain "applicable excess bad debt reserves" over a six


--------------------------------------------------------------------------------
                             L & B FINANCIAL, INC.

year period, subject to certain requirements, and begin paying taxes on such. Generally, the 1987 and prior reserves would be exempt from such recapture. The corporation believes the implementation of this legislation will not have a material effect on the Corporation's financial statements. At June 30, 1996, the pre 1988 tax bad debt reserves totaled approximately $2,400,000.

11.  EMPLOYEE BENEFIT PLANS

Prior to June 30, 1995, the Corporation maintained a target benefit plan covering substantially all employees. The plan required an employer's contribution based on 17.5% of the participants average compensation. Effective September 15, 1994, the plan and assets thereof were merged into the Corporation's 401(k) Plan. The Corporation has maintained a section 401(k) plan since the adoption of such plan during 1993. Full-time employees who have been credited with at least 1,000 hours of service during a twelve-month period and who have attained age 21 are eligible to participate in the plan. The Corporation's Board of Directors considers a discretionary matching contribution on an annual basis. Participant benefits ceased to accrue under the target benefit plan as a result of the merger. Expenses relating to these two plans included in compensation and employee benefits expense were approximately $0, $9,000 and $56,000, for the years ended June 30, 1996, 1995 and 1994, respectively.

In addition to the aforementioned benefit plans, the Corporation has an unfunded deferred compensation arrangements with two key officers. Expense reported in the consolidated statements of income under this arrangement totaled approximately $5,000, $4,000, and $4,000 for the years ended June 30, 1996, 1995, and 1994, respectively. At June 30, 1996, the Corporation had recorded a liability of $126,000 related to this arrangement.

Effective February 28, 1995, the Corporation established a Recognition and Retention Plan. The purpose of this plan is to retain personnel of experience and ability by providing employees and non-employee directors with a proprietary interest in the Corporation as compensation for their contributions and as an incentive for such contributions in the future. The Corporation acquired 40,000 shares of its common stock on behalf of the Recognition and Retention Plan through open market purchases. The shares acquired were recorded as unearned compensation at the fair value of the shares as of the date of the award. The fair value of such shares at February 28, 1995, was $10.50 per share, or $420,000. The difference of $151,000 between the average purchase price of $14.27 and fair market value of the shares acquired was charged against additional paid-in-capital. For the years ended June 30, 1996 and 1995, compensation expense relating to the recognition and retention plan was $82,000 and $32,000, respectively. There was no compensation expense related to the Recognition and Retention Plan for the year ended June 30, 1994.

Effective October 14, 1994, the Corporation established an ESOP that covers all employees who meet eligibility requirements. The Corporation makes contributions to the ESOP in an amount equal to the ESOP's debt service less dividends received, if any, on unallocated shares. For the year ended June 30, 1996, dividends of $70,000 were used to pay ESOP debt service (including dividends of $35,000 paid in fiscal 1995). The ESOP shares are pledged as collateral on the debt. As the debt is repaid, shares are released from collateral and allocated to active participants accounts based on the principal and interest method. During the year ended June 30, 1995, the Corporation adopted AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). In accordance with SOP 93-6, the ESOP's debt is reflected in the Bank's balance sheet as a long-term borrowing, with such debt being eliminated through consolidation at June 30, 1996. A corresponding reduction in stockholders' equity termed "Unearned ESOP Shares" reflect the value of the unreleased ESOP shares. The adoption of SOP 93-6 had no effect on prior year financial statements. For the years ended June 30, 1996 and 1995, ESOP expense charged to compensation and employee benefits was $108,000 and $198,000, respectively, of which $63,000 and $58,000 represented interest expense on ESOP debt. For the year ended June 30, 1994, there were no ESOP related expenses.


--------------------------------------------------------------------------------
                              L&B Financial, Inc.
                                      34

At June 30, 1996, ESOP shares were as follows:

     Shares allocated                             14,723

     Shares committed to be released               4,232

     Unallocated shares                           81,095


The ESOP had outstanding debt to LAB Financial, Inc at June 30, 1996 of (Pounds)825,000. Such debt is to be repaid over a period often years at an
interest rate of 9.0%. Debt service   paid quarterly. L&B Financial, Inc.
acquired the debt from a local financial institution in February 1996. Debt outstanding to this financial institution was (Pounds)896,000 at June 30, 1995.


12. COMMITMENTS AND CONTINGENCIES

Loan Commitments - Commitments to extend credit are agreements to lend a
----------------
customer funds as long as there is no violation of any condition established in the contract. Commitments extend over periods of time with the majority of such commitments to be disbursed within a thirty day period. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Commitments to extend credit at fixed rates expose the Corporation to some degree of interest rate risk. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The type and amount of collateral obtained varies and is based on management's evaluation of the potential borrower's ability to repay the debt.

The Corporation had outstanding loan commitments as follows (in thousands):

                                                                 June 3O,
                                                                 --------
                                                            1996    1995
                                                          ----------------
 Commitments to extend credit:
 Variable interest rate                                    $  999  $  282
 Fixed interest rate                                        1,177     624
                                                          ----------------
 Total loan commitments                                     2,176     906
 Undisbursed portion of interim construction loans          2,230   1,902
                                                          ----------------
 Total commitment to extend credit                         $4,406  $2,808
                                                          ================

Financial Instruments With off-Balance Sheet Risk - The Corporation has no
-------------------------------------------------
additional financial instruments with off-balance sheet risks.

Concentrations of Credit Risk - The Corporation's business is principally with
-----------------------------
customers located in northeast Texas. Except for residential mortgage loans in the Corporation's market area, the Corporation has no other significant concentrations of credit risk.

Litigation - The Corporation is involved in legal actions in the normal course
----------
of business. In the opinion of management, based on the advice of its general counsel, the resolution of these matters will not have a material adverse impact on the future results of operations or the financial position of the Corporation.

Potential Impact of Changes in Interest Rates - The Corporation's profitability
---------------------------------------------
depends to a large extent on its net interest income, which is the difference between interest income from loans and investments and interest expense on deposits and borrowings. Like most financial institutions, the Corporation's interest income and interest expense are significantly affected by changes in market interest rates and other economic factors beyond its control. The Corporation's interest earning assets consist primarily of long-term, fixed-rate mortgage loans and investments which adjust more slowly to changes in interest rates than its interest-bearing liabilities which are primarily term deposits. Accordingly, the Corporation's earnings would be adversely affected during periods of rising interest rates.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

13.  STOCK OPTION AND OWNERSHIP PLANS

On February 28, 1995, the Corporation implemented the 1995 Stock Option Plan ("Plan") for the benefit of all employees and directors. Under the Plan, 166,750 shares of authorized common stock are reserved for the exercise of stock options. The options have a maximum duration of ten years from the date of grant. At June 30, 1996, the Corporation had the following options outstanding:

Grant Date                Shares Granted        Average Option Price per Share     Expiration Date
----------                --------------        ------------------------------     ---------------
February 1995                136,483                          $10.50               February 2OO5

April 1995                    10,000                          $10.25               April 2005

February 1996                  4,015                          $14.25               February 2006

The Plan calls for the grant in February 1997 to non-employee members of the Board of Directors of options to purchase a total of 4,015 shares of common stock.

As of June 30, 1996, no options had been exercised.

The Plan also provides for stock appreciation rights ("SAR's"). To date, no SAR's have been granted.

Employees participate in stock ownership through the 401(k) plan.

In October, 1995, the FASB issued Statement of Accounting Standards No.123, "Accounting for Stock Based Compensation" ("SEAS 123") which established accounting and reporting standards for stock-based employee compensation plans. Under SFAS 123, companies are encouraged to adopt a new accounting method that accounts for stock compensation awards based on their estimated fair value at the date they are granted. Companies are allowed to continue following accounting standards that currently exist (Accounting Principal Board Opinion No. 25) which generally do not result in an expense charge for most options issued. If a company continues to follow existing accounting practices to account for stock compensations plans, pro-forma disclosures of net income and earnings per share as if the fair value method of accounting defined by SEAS 123 had been applied are required.

SEAS 123 is generally effective for fiscal years beginning after December 15, 1995. Earlier adoption is permitted. The Corporation has not determined if the fair value method defined by the new standard will be adopted or if the existing accounting method will be maintained.


14.  STOCKHOLDERS' EQUlTY AND DIVIDEND RESTRICTIONS

On October 14, 1994, the Bank converted from a Texas-chartered mutual savings and loan association to a Texas-chartered stock savings and loan association through the sale of common stock. The Bank sold shares in a Subscription Offering to eligible account holders, an Employee Stock Ownership Plan, supplemental eligible account holders, and other members, officers, directors, and employees. Shares were also sold in a concurrent Community Offering. Of the 25,000,000 authorized common $0.01 par value shares, 1,667,500 shares were sold at a price of $10.00 per share. The net proceeds of the offering, after conversion costs of approximately $660,000, were $15,998,000.

The plan of conversion provided that upon completion of the conversion, a special liquidation account for the benefit of the eligible account holders and the supplemental account holders would be established. In this account is an amount equal to the net worth of the Bank as of the date of its latest statement of condition contained in the final offering circular used in connection with the conversion, such date being March 31, 1994. The liquidation account is maintained for the benefit of the eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank. The liquidation account is reduced from time to time to the extent qualifying balances are reduced. In the event of a complete liquidation, each eligible and supplemental eligible account holder will be entitled to receive a distribution from the adjusted qualifying balances for accounts then held. As of June 30, 1996 the amount of retained earnings appropriated as a "liquidation account" was $9,698,000.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

The Corporation is prohibited from declaring cash dividends on its common stock, or repurchasing its common stock if the effect thereof would cause its net worth to be reduced below either the amount required for the liquidation account or the minimum regulatory capital requirement. In addition, the Bank is also prohibited from declaring cash dividends and repurchasing its own stock without prior regulatory approval in any calendar year in excess of 100% of its current year's net income to the date of any such dividend or repurchase, plus 50% of the excess of its capital at the beginning of the year in excess of its minimum regulatory capital requirement.

The Corporation is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by the regulators that, if taken, could have a material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework requiring prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined by regulation) to risk weighted assets (as defined), and Tier I capital to average assets (as defined). The following table sets forth (in thousands) the Bank's current capital requirements, actual capital position and excess capital in both a dollar and percentage basis for June 30, 1996:

                                      Tier One      Tier One      Tier Two
                                        Core       Risk-based    Risk-based
                                       Capital      Capital        Capital
                                     ----------------------------------------
Adjusted capital                       $19,006       $19,006        $19,762

Capital ratio                            21.38%        22.45%         23.34%

Minimum capital requirement              3,555         3,386          6,773

Minimum capital ratio                     4.00%         4.00%          8.00%

Excess capital                          15,451        15,620         12,989

Excess capital ratio                     17.38%        18.45%         15.34%

Total adjusted assets                  $88,875       $84,666        $84,666
                                     ----------------------------------------


15.  SUPERVISORY AGREEMENT

On May 17, 1994, the Corporation executed a Supervisory Agreement with the Office of Thrift Supervision. The Supervisory Agreement related to deficiencies in the Corporation's electronic data processing ("EDP") capability. The Supervisory Agreement required the Board to adopt and submit a written plan of action to ensure that the Corporation is provided with adequate EDP audit coverage, submit a strategic plan that provides for the EDP planning in accordance with the guidelines of the Federal Financial Institution Examination Council, adopt a capital expenditures policy setting forth minimum EDP requirements, establish an EDP Steering Committee and implement various safeguards regarding computer operations and security. On July 7, 1995, the Corporation was notified as to its compliance with the terms and conditions of the Supervisory Agreement and that said Agreement was terminated.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.
                                      37

16.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts have been determined by the Corporation using available market information and appropriate valuation methodologies. Considerable judgement is required to interpret this information and develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                  June 30, 1996                            June 30, 1995
                                                                  -------------                            -------------
                                                     Notional       Carrying         Fair      Notional      Carrying       Fair
                                                       Amount         Amount         Value       Amount        Amount       Value
                                                  ---------------------------------------------------------------------------------
Assets:

 Cash and cash equivalents                                          $  8,916         $  8,916                $  6,418    $  6,418

 Investment and mortgage-backed securities

  Available-for-sale                                                  21,986           21,986                     193         193

  Held-to-maturity                                                    42,178           42,232                  63,557      63,649

  Mortgage loans held for sale                                           490              490                     792         792

  Loan receivable, net                                                65,862           65,340                  58,590      57,771

  Federal Home Loan Bank stock                                           751              751                     705         705

Liabilities:

  Deposits                                                           104,565          104,653                 100,933     101,314

  Borrowings                                                          13,500           13,500                   4,904       4,904

Off balance sheet:

 Commitments to extend credit                        $  4,406                        $  4,406  $  2,808                  $  2,808

Cash and cash equivalents - The carrying amounts of cash and short-term instruments is a reasonable estimate of fair value.

Investments and mortgage-backed securities - The estimated fair value of debt and equity securities equals quoted market price.

Mortgages held-for-sale - The estimated fair value of mortgage loans held-for-sale is estimated at the quoted secondary market prices for such loans without regard to the Corporation's other commitments to make or sell loans.

Loans receivable - The fair value of loans receivable was estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit histories and maturities.

Federal Home Loan Bank stock - The carrying amount is a reasonable estimate of fair value.

Deposits - The fair value of NOW accounts, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is based on the present value of the contractual cash flows discounted using the rates currently offered for deposits of similar maturities.

Borrowed funds - The carrying amount of borrowed funds is a reasonable estimate of fair value. All borrowings outstanding have maturities of less than one year and interest rates that adjust with current market rates.

Commitments to extend credit - The notional amount of commitments to extend credit is a reasonable estimation of fair value because the differences between current market rates and committed rates are insignificant.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC

The fair value estimates presented herein are based on information available to management as of June 30, 1996 and 1995. Such amounts have not been comprehensively revalued for purposes of financial statement presentation since the dates noted.


17.  L&B FINANCIAL, INC. FINANCIAL STATEMENTS (PARENT COMPANY ONLY)

Condensed financial statements for L&B are presented as follows (in thousands)

   Condensed Balance Sheet                              June 30, 1996
   ------------------------------------------------------------------
   Assets
    Cash and cash equivalents                            $     4,968

    Investment in subsidiary                                  18,893

    Other                                                        922
                                                        -------------
   Total Assets                                               24,783
                                                        =============

   Liabilities and Stockholders' Equity

    Liabilities                                                    0

    Stockholders' Equity                                      24,783
                                                        -------------
   Total Liabilities and Stockholders' Equity            $    24,783
                                                        =============

Included in other assets is a note receivable due from the Loan and Building State Savings Bank ESOP in the amount of $825,000. See Note 11 for further information.

                                                        Year Ended
     Condensed Statement of Income                     June 30, 1996
     ---------------------------------------------------------------
      Equity in undistributed earnings of subsidiary    $     1,392

      Other income                                              204
                                                       -------------
      Total Income                                            1,596

      Other expenses                                            146
                                                       -------------
      Net income                                        $     1,450
                                                       =============


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

     Condensed Statement of Cash Flows                 June 30, 1996
     ---------------------------------------------------------------
      Operating Activities:

      Net income                                       $     1,450

      Equity in undistributed earnings of subsidiary        (1,392)

      Increase in other assets                                (922)
                                                       -------------
      Net cash used in operating activities                   (864)
                                                       -------------

      Financing Activities:

        Dividends received from subsidiary                   7,500

        Purchase of treasury stock                          (1,199)

        Dividends paid                                        (469)
                                                       -------------

      Net cash provided by financing activities              5,832
                                                       -------------
      Net increase in cash                                   4,968

      Cash and cash equivalents at beginning of year             0
                                                       -------------
      Cash and cash equivalents at end of year         $     4,968
                                                       =============


18.  PROPOSED ACQUISITION OF THE CORPORATION

On June 25, 1996, the Corporation announced the signing of a Letter of Intent between the Corporation and Jefferson Sayings Bancorp, Inc., Ballwin, Missouri, outlining the terms of a proposed acquisition by Jefferson Bancorp of all of the outstanding common stock of the Corporation. That agreement has expired, however, negotiations were continuing as of the date of this report.


--------------------------------------------------------------------------------
                              L&B FINANCIAL, INC.

                             L & B FINANCIAL, INC.
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   December 31, 1996, (Dollars in thousands)

                                                                   December 1996
                                                                   -------------
                                                                    (unaudited)
ASSETS
Total cash and cash equivalents                                    $      9.134
Investment and mortgage-backed securities:
  Held-to-maturity, at amortized cost                                    37,586
  Available-for-sale, at market value                                    21,262
Loans receivable, net:
  Held-for-sale, at market value                                            724
  Held-for-Investment                                                    68,933
Office property and equipment, net                                        2,257
Real estate acquired in the settlement of loans                             293
Federal Home Loan Bank stock, at cost                                       773
Accrued interest and other assets                                         1,440
                                                                   -------------
Total Assets                                                            142,402
                                                                   -------------

LIABILITIES
Deposit accounts                                                        104,267
Advances from the Federal Home Loan Bank                                 12,500
Accrued interest and other liabilities                                      826
                                                                   -------------
Total Liabilities                                                       117,593
                                                                   -------------

STOCKHOLDERS' EQUITY
Common stock - $0.01 par value - 25,000.000 shares authorized,
  1,667,600 issued and 1,684,125 outstanding, respectively                   17
Treasury stock - $3,375 share, on par                                        (1)
Additional paid-in capital                                               16,165
Unearned ESOP shares                                                       (775)
Unearned compensation                                                      (266)
Net unrealized gain (loss) on investment and
  mortgage-backed securities available-for-sale                              35
Retained earnings, substantially restricted                              10,634
                                                                   -------------
Total Stockholders' Equity                                               24,809
                                                                   -------------
Total Liabilities and Stockholders' Equity                         $     142,402
                                                                   =============

Tier I Capital                                                     $      19,244
Risk-based Capital                                                 $      20,000

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 1
Consol Balance Sheet                                       REPORT DATE: 12-31-96
AS - L&B Financial, Inc.                                      RUN DATE: 12-31-96

-----------------------------------------------------------------------------------------------------------------------
                                                                 $ VARIANCE                       $ VARIANCE
                                DECEMBER 1996  NOVEMBER 1996  DEC 1996 MON ACT  DECEMBER 1995  DEC 1996 MON ACT
DESCRIPTION                     MONTH  ACTUAL  MONTH ACTUAL   NOV 1996 MON ACT   MONTH ACTUAL  DEC 1995 MON ACT  NUMBER
--------------------------    ---------------  -------------  ----------------  -------------  ----------------  ------
Cash
----
Teller Cash                        135,958.49     136,434.75           -476.26     149,040.00        -13,081.51  100000
Petty Cash                           1,850.00       1,850.00              0.00           0.00          1,850.00  100010
Vault Cash                         123,729.00     216,079.00        -92,350.00      82,500.00         41,229.00  100050
ATM Suspense                         6,996.50       4,270.00          2,726.50       2,260.00          4,736.50  100100
ATM Suspense Pulse                  -3,218.88      -1,746.08         -1,472.80        -224.00         -2,994.88  100110
1st Nat'l Bank - Commerce            8,271.98       6,797.18          1,474.80           0.00          8,271.98  100115
City Nat'l Bank                    521,993.15     340,097.04        181,896.11     642,388.03       -120,394.88  100200
Guaranty Bank                      152,575.69     155,252.35         37,726.34      95,422.77         97,555.92  100210
Sulphur Springs State Bk            17,060.02       9,567.75          7,492.27      83,701.41        -66,641.39  100215
Bank of Oklahoma                    66,808.05      39,204.88         27,603.17   2,449,007.24     -2,382,199.19  100216
National Bank                            0.00           0.00              0.00      60,845.54        -60,845.54  100220
Lone Star Bank                      83,587.84      73,697.32          9,890.52     188,698.09       -105,110.25  100225
Nat'l Bank Daingerfield             69,659.47      78,328.42         -8,688.95      90,969.31        -21,309.84  100230
1st Nat'l Bank - Mt Vernon          50,301.31     111,610.46        -61,309.15      81,797.75        -31,496.44  100235
First Heritage Bank PB               8,800.21       7,542.26          1,257.95       5,706.20          3,094.01  100240
1st Bank - Texarkana                33,595.56     395,783.93       -362,188.37      13,618.29         19,977.27  100245
1st State Bank - Pittsburg          26,854.65      33,468.98         -6,614.33     139,790.66       -112,936.01  100250
                              ---------------  -------------  ----------------  -------------  ----------------
Total                            1,345,226.04   1,608,238.24       -263,012.20   4,085,521.29     -2,740,295.25

Cash Equivalence
----------------
Time Deposits                            0.00           0.00              0.00           0.00              0.00  100500
Fed Funds Sold                   4,605,000.00   4,755,000.00       -150,000.00   4,100,000.00        505,000.00  100600
FHLB Demand                      3,183,671.99   2,568,387.47        615,284.52     620,683.08      2,562,788.91  100800
                              ---------------  -------------  ----------------  -------------  ----------------
Total                            7,788,671.99   7,323,387.47        465,284.52   4,720,683.08      3,067,788.91

Investment Securities - HTM
---------------------------
Municipal Bonds                    663,908.85     663,908.85              0.00     877,826.05       -213,917.20  110000
Prem/(Disc) Municipal Bds           -5,567.35      -5,377.80           -189.55      -6,548.23            980.88  110005
Gov't Agency Bonds               4,351,448.51   4,352,217.18           -760.67  14,539,859.24    -10,188,410.73  110100
Prem/(Disc) Gov't Agency           -13,159.33     -13,076.97            -82.36     -12,111.40         -1,047.93  110105
                              ---------------  -------------  ----------------  -------------  ----------------
Total                            4,996,630.68   4,997,671.26         -1,040.58  15,399,025.66    -10,402,394.98

Investment Securities - AFS              0.00           0.00              0.00           0.00              0.00
---------------------------
Gov't Agency Sec AFS             6,483,437.50   6,982,507.50       -499,070.00           0.00      6,483,437.50  110800
Prem/(Disc) Gov't Agency AFS         3,472.54       4,257.69           -785.15           0.00          3,472.54  110805
MTM - Gov't Agency Sec             -32,382.04      -6,203.57        -26,178.47           0.00        -32,382.04  110810
FNMA Stock                           2,217.44       2,217.44              0.00       2,217.44              0.00  111000
MTM Allowance - FNMA St             19,701.31      20,245.06           -543.75      16,570.00          3,131.31  111005
Mutual Funds                     1,296,848.68   1,291,189.70          5,658.98   1,233,198.98         63,649.70  111100
MTM Allowance - Mutual Funds       -17,388.85     -22,065.41          4,676.56     -15,361.00         -2,027.85  111105
                              ---------------  -------------  ----------------  -------------  ----------------
Total                            7,755,906.58   8,272,148.41       -516,241.83   1,236,625.42      6,519,281.16

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 2
Consol Balance Sheet                                       REPORT DATE: 12-31-96
BS - L&B Financial, Inc.                                      RUN DATE: 12-31-96

-------------------------------------------------------------------------------------------------------------------------
                                                               $ VARIANCE                         $ VARIANCE
                         DECEMBER 1996       NOVEMBER 1996  DEC 1996 MON ACT    DECEMBER 1996    DEC 1996 MON ACT
DESCRIPTION               MONTH ACTUAL        MONTH ACTUAL  NOV 1996 MON ACT     MONTH ACTUAL    DEC 1996 MON ACT  NUMBER
----------------------- ---------------- ------------------ -----------------  ---------------  ----------------- -------
MBS Securities
-------------------
GNMA MBS HTN             1,990,616.79       2,017,858.79     -27,242.00         7,028,527.75     -5,037,910.96    120000
Prem/(Disc) GNMA               -52.64               0.63         -53.27           198,625.15       -198,677.79    120005
FHLMC MBS HTM           23,604,169.87      23,832,176.48    -228,006.61         9,283,027.15     14,321,142.72    120100
Prem/(Disc) FHLMC         -118,231.75        -145,132.14      26,900.39          -120,695.48          2,453.73    120105
FNMA MBS HTM             7,122,772.84       7,295,227.08    -472,454.24        10,362,817.51     -3,240,044.67    120200
Prem/(Disc) FNMA           -10,240.68         -11,167.01         916.33            -2,175.67         -8,065.01    120205
MBS - AFS               13,167,542.08      13,379,188.57    -211,646.49        24,881,818.20    -11,714,276.12    121000
Prem/(Disc) MBS - AFS      255,102.77         254,670.55         432.22                 0.00        255,102.77    121005
HTM - MBS AFS               83,707.55         180,237.08     -96,529.53           215,748.42       -132,040.87    121010
                        ---------------- ------------------ -----------------  ---------------  -----------------
Total                   46,095,386.83      46,803,070.03    -707,683.20        51,847,693.03     -5,752,306.20

Loans
-----
BF 1-4 Mtg              85,765,231.11      85,789,123.84     -19,892.73        77,566,117.71      8,203,113.40    130000
Loans HFS                  724,095.63         468,313.55     255,782.08           534,735.45        189,360.18    130060
MIM - Loans HFS                  0.00               0.00           0.00                 0.00              0.00    130065
Loans Sold - FHLMC        -824,173.04        -849,153.15      24,980.11        -1,106,675.09        282,502.05    130100
Loans Sold - FNMA      -21,831,931.30     -21,729,873.35    -102,057.95       -20,145,980.96     -1,685,950.34    130120
Mortgage Servicing Rights   76,577.82          72,905.74       3,672.08                 0.00         76,577.82    130200
Construction Loans       3,708,528.11       3,940,050.11    -231,522.00         3,503,555.07        204,973.04    131000
Loans in Process        -2,035,264.33      -2,049,429.88      14,165.55        -1,903,912.45       -131,351.88    131010
Deffered Loan Fees          56,777.74          56,777.74           0.00                 0.00         56,777.74    132010
Customer Loans             972,858.13       1,025,588.12     -52,729.99         1,061,095.26        -88,237.13    135000
Auto Loans               1,660,875.84       1,675,066.96     -14,188.12         1,213,018.16        447,860.68    135100
Share Loans              2,013,465.53       1,845,503.36     166,962.17         1,604,603.21        407,862.32    135200
Customer Ins - Purchased
TCC                        260,313.88         266,769.93      -6,456.05           352,495.42        -92,181.54    135500
Item/(Disc) - Loans Trimble -4,309.40          -4,346.55          37.15            -4,755.20            445.80    139000
Prem/(Disc) - Loans MP     -79,345.00         -81,062.75       1,717.76           -97,078.76         17,733.76    139100
Prem/(Disc) - Loans
Scharlach                  -76,884.86         -77,370.63         485.77           -80,531.95          3,647.09    139150
Prem/(Disc) - TCC Loans
Pirch                       23,187.06          24,111.53        -924.47            42,045.49        -18,858.43    139200
UIN - Mtg 90 Del Loans           0.00               0.00           0.00            -7,863.09          7,863.02    139980
GVA - Mtg Loans               -100.00            -100.00           0.00          -120,000.00        119,900.00    139990
GVA - Loans               -755,679.30        -755,679.30           0.00          -737,617.25        -18,082.05    139995
                       -----------------  ------------------ ----------     ----------------  -----------------
      Total             69,657,226.62      69,617,195.27      40,031.35        61,673,251.02      7,983,975.60

REO
---
REO                        293,163.72         293,199.85         -36.13           322,173.90        -29,010.18    140000
Reserve for Loss - REO           0.00               0.00           0.00                 0.00              0.00    149000
                       ---------------     ----------------- ----------      ---------------   ----------------
Total                      293,163.72         293,199.85         -36.13           322.173.90        -29,010.18

SULPHUR SPRINGS LOANS & BLDG                                              PAGE 3
Consol Balance Sheet                                       REPORT DATE: 12-31-96
BS - L&B Financial, Inc.                                      RUN DATE: 12-31-96

-----------------------------------------------------------------------------------------------------------------------------
                                                                     $ VARIANCE                       $ VARIANCE
                                     DECEMBER 1996   NOVEMBER 1996  DEC 1996 MON ACT  DECEMBER 1995  DEC 1996 MON ACT
DESCRIPTION                           MONTH ACTUAL    MONTH ACTUAL  NOV 1996 MON ACT   MONTH ACTUAL  DEC 1995 MON ACT  NUMBER
---------------------------------    -----------------------------------------------------------------------------------------
Property and Equipment
----------------------
Land                                   593,253.03     593,253.03          0.00           455,146.09    138,106.94       150000
Property Improvements                1,697,314.19   1,697,314.19          0.00           969,550.71    727,763.48       151000
Depr - Property Improvements          -306,170.20    -299,992.47     -6,177.73          -242,562.74    -63,607.46       151100
DEPR - In Process                            0.00           0.00          0.00             1,601.25     -1,601.25       151150
Leasehold Improvements                   1,723.34       1,723.31          0.00           836,188.20   -834,464.86       151200
Depr - Leasehold Improvements           -1,005.27        -861.66       -143.61                 0.00     -1,005.27       151300
FF&E                                   668,740.58     668.740.58          0.00           579,868.23     88,872.35       152000
Depr - PP&E                           -396,977.02    -387,977.65     -9,019.37          -287,273.48   -109,723.54       152100
                                     ------------   ------------    ----------         ------------   -----------
Total                                2,256,858.65   2,272,199.36    -15,340.71         2,312,518.26    -55,659.61

Accrued Interest Rec
--------------------
AIR - Mtg Loans                        430,983.03     463,358.73    -32,375.70           414,857.44     16,125.59       160000
AIR - Loans HFS                          1,040.17         803.79        236.38             1,569.51       -529.34       160100
AIR - TCC Loans                          6,843.03       6,139.58        703.45             7,139.06       -296.03       160200
AIR Share Loans                         34,798.60      31,969.38      2,829.22            21,511.95     13,286.65       160300
AIR Auto Loans                          11,602.13      10,100.00      1,502.13             5,984.91      5,617.22       160400
AIR Consumer Loans                       9,736.26      10,769.33     -1,033.07            11,505.52     -1,769.26       160500
AIR - GNMA MBS                          36,809.91      36,838.76        -28.85            40,088.86     -3,278.95       161000
AIR - FHLMC PC                         205,478.67     216,238.55    -10,759.88           244,134.07    -38,655.40       161100
AIR - FNMA                              48,756.77      49,888.09     -1,131.32            54,809.23     -6,052.46       161200
AIR - Moni Bonds                        18,448.38      15,551.71      2,896.67            15,992.35      2,456.03       165000
AIR - Gov't Agency                     160,955.93     135,371.51     25,584.42           145,792.12     15,163.81       165100
AIR - CD's                                   0.00           0.00          0.00                 0.00          0.00       165200
Accr Dividend FNMA                           0.00           0.00          0.00                 0.00          0.00       165300
Accr Dividend PHLB                         -76.84       7,502.76     -7,579.60            11,861.98    -11,938.82       165400
                                     ------------     ----------    ----------          -----------   -----------
Total                                  965,376.04     984,532.19    -19,156.15           975.247.00     -9,870.96

FHLB Stock                             773,400.00     762,200.00     11,200.00           728,500.00     44,900.00       159000

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 4
Consol Balance Sheet                                       REPORT DATE: 12-31-96
BS - L&B Financial, Inc.                                      RUN DATE: 12-31-96
--------------------------------------------------------------------------------

                                                                                                         $ VARIANCE
                                 DECEMBER 1996    NOVEMBER 1996   DEC 1996 MON ACT    DECEMBER 1995   DEC 1996 MON ACT
DESCRIPTION                       MONTH ACTUAL     MONTH ACTUAL   NOV 1996 MON ACT     MONTH ACTUAL   DEC 1995 MON ACT   NUMBER
-----------------------------  ----------------  ---------------  -----------------  ---------------  -----------------  ------
Other Assets
------------
Prepaid Insurance                     31,908.12        36,960.27          -5,052.15        32,607.45            -699.33  170000
Prepaid - other                       20,577.41        23,904.84          -3,327.43        17,227.54           3,349.87  170150
Prepaid FDIC Insurance                     0.00        19,936.27         -19,936.27             0.00               0.00  170400
Prepaid OTS Assessment                     0.00             0.00               0.00             0.00               0.00  170500
Accts Rec - General                   10,047.30         6,029.32           5,017.98       642,435.39        -632,388.09  171100
Accts Rec - FNMA                       4,523.37         4,702.05            -178.68             8.07           4,515.30  171200
A/R - FHLMC                            1,251.11         1,251.11               0.00             0.00           1,251.11  171300
Prepaid Franchise Tax                  8,039.62        10,049.53          -2,009.91             0.00           8,039.62  171400
Capitalized Holding Co Costs          68,061.98        50,297.34          -1,235.36        70,245.39         -12,183.41  180000
Deferred Tax - Current               217,840.00       217,840.00               0.00             0.00         217,840.00  181000
Deferred Tax - Noncurrent             26,418.00        26,418.00               0.00        58,984.00         -32,566.00  181100
Inv in LBSSB                               0.00             0.00               0.00             0.00               0.00  189000
Other Assets                               0.00             0.00               0.00             0.00               0.00  190000
Surrender Value Insurance             90,416.47        90,416.47               0.00        65,711.47          24,705.00  191000
Mtg Escrow FHA/VA                          0.00             0.00               0.00        25,866.00         -26,866.00  192000
Commemerative Currency                 4,287.50         4,287.50               0.00         4,347.50             -60.00  192400
US Savings Bonds Redeemed                962.24         1,160.00            -197.76           748.24             214.00  192500
Cash Items                               200.00           200.00               0.00             0.00             200.00  192600
Note Receivable - ESOP                     0.00             0.00               0.00             0.00               0.00  193000
Investment in Service Corp                 0.00             0.00               0.00         2,000.00          -2,000.00  194000
Equity in LBRC                             0.00             0.00               0.00        -2,000.00           2,000.00  195000
Misc - Suspense                          -34.73           -18.44             -16.29       -84,244.08          84,209.35  196000
Expense Checks Clearing Account            0.00             0.00               0.00             0.00               0.00  198000
                               ----------------  ---------------  -----------------  ---------------  -----------------
Total                                474,498.39       501,434.25         -26,935.87       833,936.97        -355,438.58

TOTAL ASSETS                     142,402,345.54   143,345,276.34      -1,032,930.60   144,135,375.63      -1,733,030.09
                               ================  ===============  =================  ===============  =================

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 5
Consol Balance Sheet                                       REPORT DATE: 12-31-96
BS - L&B Financial, Inc.                                   RUN DATE:    12-31-96

------------------------------------------------------------------------------------------------------------------------------------
                                                                     $ VARIANCE                              $ VARIANCE
                        DECEMBER 1996       NOVEMBER 1996        DEC 1996 MON ACT       DECEMBER 1995    DEC 1996 MON ACT
DESCRIPTION              MONTH ACTUAL        MONTH ACTUAL        NOV 1996 MON ACT        MONTH ACTUAL    DEC 1995 MON ACT    NUMBER
---------------------- ----------------   ----------------     -------------------    ----------------  ------------------   ------
Deposits
--------
Passbook Savings           4,296,644.28      4,380,811.79            -84,167.51         4,767,770.60      -471,126.32        200000
CD's                      64,750,324.39     63,749,048.84          1,001,275.55        62,378,659.20     2,371,665.19        200010
IRA's                      7,798,189,77      7,657,570.02            140,619.75         7,437,144.40       361,045.37        200020
6 Month Money Market      14,683,757.64     15,135,161.79           -451,404.15        15,488,944.22      -805,186.58        200030
MMDA                       7,915,669.06      7,937,944.78            -22,275.72         7,868,080.22        47,588.84        200040
NOW                        3,959,905.51      3,831,283.87            128,621.64         3,280,078.80       679,826.71        200050
Super NOW                    863,920.68        887,624.44            -23,703.76           821,146.15        42,774.53        200060
                       ----------------   ---------------      ----------------      ---------------    -------------        ------
Total                    104,268,411.33    103,579,445.53            688,965.80       102,041,823.59     2,226,587.74

FHLB Advances             12,500,000.00     13,500,000.00         -1,000,000.00        13,600,000.00    -1,000,000.00        210000

Accrued Interest Payable
------------------------
AIP - Passbook                     0.00         21,681.95            -21,681.95                37.38           -37.38        220000
AIP - CD's                        77.29        270,743.70           -370,666.41             2,896.04        -2,818.75        220010
AIP - IRA's                        0.00         65,847.93            -65,847.93                 0.00             0.00        220020
AIP - 6 Month Money Market    91,803.00        116,552.15            -24,749.15            98,760.63        -6,957.63        220030
AIP - MMDA                     7,801.94          7,145.77                656.17             7,121.92           600.02        220040
AIP - NOW and Super NOW        2,046.55          2,629.01                217.54             2,238.57           607.98        220050
AIP - PHLB Advance                 0.00              0.00                  0.00                 0.00             0.00        221000
                       ----------------   ---------------      ----------------      ---------------    -------------        ------
Total                        102,528.78        584,600.51           -482,071.73           111,054.54        -8,525.76

Escrow
------
Escrow - Consumer Loans          920.22            738.59                181.63               744.70           175.52        230000
Escrow - PHA/VA                    0.00              0.00                  0.00            25,793.82       -25,793.82        231000
Escrow - Mtg Loans           355,952.01        342,343.82             13,608.19           534,532.13      -178,580.12        232000
Escrow - FMMA                 -9,019.83          5,622.77            -14,642.60             4,417.30       -13,437.13        233000
Escrow - FHLMC SS                374.18              0.00                374.18                 0.00           374.18        234000
Escrow - FHLMC MP                121.81            475.96               -354.15               229.54          -107.73        235000
                       ----------------   ---------------      ----------------      ---------------    -------------        ------
Total                        348,348.39        349,181.14               -832.76           565,717.49      -317,369.10

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 6
Consol Balance Sheet                                       REPORT DATE: 12-31-96
BS- L&B Financial, Inc.                                       RUN DATE: 12-31-96

------------------------------------------------------------------------------------------------------------------------------------

                                                                       $ VARIANCE                          $ VARIANCE
                                 DECEMBER 1996    NOVEMBER 1996      DEC 1996 MON ACT    DECEMBER 1995    DEC 1996 MON ACT
DESCRIPTION                      MONTH ACTUAL      MONTH ACTUAL      NOV 1996 MON ACT     MONTH ACTUAL    DEC 1996 MON ACT    NUMBER
----------------------------  ------------------  ----------------   ------------------  -------------    -----------------  -------
Other Liabilities
-----------------
Accrued Audit Fees                  8,104.00          4,068.00            4,036.00         20,926.00          -12.822.00      240000
AP Social Security Taxes                0.00              0.00                0.00         -2,606.25            3,606.25      240100
AP Loan Exp                             0.00              0.00                0.00              0.00                0.00      240200
Accrued Property Taxes             17,060.54         14,561.54            2,499.00           -112.69           17,173.23      240300
HFS - Escrow                       10,187.96          5,811.76            4,376.20          3,371.93            6,816.03      240400
AP IRA Backup Withholding           1,224.98            129.06            1,095.92             91.87            1,133.11      240600
AP IRS Backup Withholding             524.50             33.50              491.00            542.89              -18.39      240700
Savings Bonds Sold                    600.00          2,875.00           -2,275.00          3,650.00           -3.050.00      240800
AP Travelers Checks                     0.00              0.00                0.00              0.00                0.00      240900
AP FNMA Int                        16,330.05         10,310.28            6,019.77          7,539.51            8,790.54      241000
AP FHLMC Int SS                       689.76              0.00              689.76              0.00              689.76      241100
AP FHLMC Int - MP                     150.85            185.49              -34.64             99.62               51.23      241200
ESOP Advance                            0.00              0.00                0.00              0.00                0.00      243000
Dividends Payable                       0.00              0.00                0.00              0.00                0.00      243100
Accr Bonus                              0.00              0.00                0.00         44,580.03          -44,580.03      244000
Accr Income Tax                     7,885.00         87,885.00          -80,000.00         99,593.00          -91,708.00      244100
Accr State Franchise Tax                0.00              0.00                0.00              0.00                0.00      244200
Cash Advance                            0.00              0.00                0.00           -800.00              800.00      244240
Accrued Expenses Payable                0.00              0.00                0.00         13,002.00          -13,002.00      244250
Def Liab - Officers Retirement    128,814.94        128,368.68              446.26        123,065.39            4,949.55      244300
Def Liab - Income Tax - Current         0.00              0.00                0.00         56,134.53          -56,134.53      244400
Def Liab - Income Tax -
  Noncurrent                      113,313.00        113,313.00                0.00        178,549.58          -65,236.58      244500
Def Liab - Income Tax - AFS        18,200.00         58,500.00          -40,300.00              0.00           18,200.00      244600
Liability - Other                  49,815.34         60,180,39          -10,365.05        578,230.04         -528,414.70      299000
Accrued MRRP Expense                    0.00              0.00                0.00              0.00                0.00      299050
Liability - REO Rent Property
  Depot                             1,425.00          1,425.00                0.00          1,425.00                0.00      299100
Liability - ESOP Trust Loan
  Payable                               0.00              0.00                0.00        897,122.50         -897,122.50      299200
                            ----------------    --------------       -------------    --------------    ----------------
Total                             374,325.92        487,646.70         -113,320.78      2,024,304.96       -1,649,979.03


TOTAL LIABILITIES             117,593,614.42    118,500,873.88         -907,259.46    118,242,900.57         -649,286.15
                            ----------------    --------------       -------------    --------------    ----------------

Stockholder's Equity
--------------------
Common Stock                       16,750.00         16,750.00                0.00         16,750.00                0.00      500000
Treasury Stock                       -833.75           -833.75                0.00              0.00             -833.75      500100
Additional Paid in Capital     15,165,099.42     15,165,099.42                0.00     15,647,015.67         -881,916.25      501000
Unrealized Gain on
   Investments/MBS                 35,437.97        113,713.16          -78,275.19        157,822.42         -122,384.45      510000
ESOP Trust Stock                 -775,387.50       -800,400.00           25,012.50       -897,122.50          121.735.00      520000
ESOP Trust Paid in Excess               0.00              0.00                0.00              0.00                0.00      521000
Unearned Compensation            -266,000.00       -273,000.00            7,000.00       -350,000.00           94,000.00      522000
Contingent Reserve                      0.00              0.00                0.00              0.00                0.00      523000
Retained Earnings               2,643,658.13      2,643,658.13                0.00      2,643,658.13                0.00      590000
Retained Earnings - Post
   Conversion                   7,908,255.59      8,059,344.49         -151,088.90      7,743,949.36          164,306.23      591000
YTD Earnings                       81,751.26         10,071.01           71,680.25        730,401.98         -648,650.72
                            ----------------    --------------       -------------    --------------    ----------------

Stockholders' Equity           24,808,731.12    24,934,402.46         -125,671.34     25,892,475.06       -1.083,743.94


TOTAL LIABILITIES and EQUITY  142,402,345.54   143,435,276.34       -1,032,930.80    144,135,375.63       -1,733,030.09

               ===================  ==================  =================  ===================  =================
Total Assets        142,402,345.54      143,435,276.34      -1,032,930.80       144,135,375.63      -1,733,030.09
Total Liab          117,593,614.42      118,500,573.88        -907,259.46       118,242,900.57        -649,286.15
Total Equity         24,726,979.86       24,924,331.45        -197,161.69        26,162,073.08        -435,093.22

SULPHUR SPRINGS LAW & BLDG                                              PAGE   1
Consol Income Statement                                    REPORT DATE: 22-31-96
BS - L&B Financial, Inc.                                      RUN DATE: 12-31-96

-------------------------------------------------------------------------------------------------------------------------
                                                                                $ VARIANCE
                                DECEMBER 1996        NOVEMBER 1996          DEC 1996 MON ACT       DECEMBER 1996       DECEMBER 1995
NUMBER DESCRIPTION               MONTH ACTUAL         MONTH ACTUAL          NOV 1996 MON ACT         YTD ACTUAL          YTD ACTUAL
---------------------------   -----------------   ---------------------   --------------------   -----------------   ---------------
     INT INC - LOANS
     ---------------
300000 Int Inc - SF 1-4 Mtg          444,971.90             436,286.75                8,685.15        2,649,934.59      2,410,773.68
300010 Int Inc - Loans HPS             4,358.27               5,120.36                 -762.09           24,592.14         24,356.65
300020 FNMA Funding                     -802.77              -1,410.96                  608.19           -4,230.79         -2,345.35
300100 Int Inc - Construction L       18,259.49              24,001.47               -5,741.98          113,004.97        108,272.30
300200 Int Inc - Multi-Family              0.00                   0.00                    0.00                0.00           -507.68
301000 Int Inc - Share Loans          11,515.77              10,886.19                  629.58           70,299.11         37,264.33
301010 Int Inc - Auto Loans           25,991.44              16,030.29                  -38.85           91,219.23         81,256.29
301020 Int Inc - Other Consummer       8,812.44               9,130.25                 -317.81           54,008.00         46,994.98
302000 Loans Fees                      4,020.50               2,455.00                1,565.50           28,053.72         53,586.95
302020 Earned Discount - MP Pur          522.92               2,227.74               -1,704.82            9,023.71        121,646.39
302030 Loan Fees - Loans Sold              0.00                   0.00                    0.00                0.00         35,715.42
302060 Premium/Discount - TCC L         -924.47                 -62.52                 -861.95           -5,227.03         -7,351.70
302080 Interest Income - ESOP N        6,111.96               5,920.77                  191.19           36,869.12              0.00
302090 Int Inc - Other                   376.21                   0.00                  376.21            2,406.36          4,147.06
                              -----------------   --------------------   ---------------------   -----------------   ---------------
     Total                           513,213.66             510,585.34                2,628.32        3,069,953.13      2,913,809.32

     Int Inc - Short-term Dep
     ------------------------
304000 Int Inc - Time Deposits             0.00                   0.00                    0.00               0.00           2,417.72
305000 Int Inc - PHLB Demand          38,536.93              33,413.83                5,123.10         222,476.63         102,265.18
                              -----------------   --------------------   ---------------------   -----------------   ---------------
     Total                            38,536.93              33,413.83                5,123.10         222,476.63         104,682.90

     Int Inc - MBS's
     ---------------
306000 Int Inc - GNMA Cert            36,714.34              36,072.01                  642.33          223,986.68        265,491.38
305010 Int Inc - FILMC Cert          168,082.72             163,732.09                4,350.63        1,042,866.51      1,136,342.85
306020 Int Inc - FNMA Cert            49,720.21              50,205.56                 -485.35          301,954.15        404,050.45
                              -----------------   --------------------   ---------------------   -----------------   ---------------
     Total                           254,517.21             250,009.66                4,507.61        1,568,797.34      1,805,884.68
     Int Inc - Investments
     -------------
307000 Int Inc - Municipal Issu        2,707.12               2,707.65                   -0.53           16,416.92         19,948.87
307020 Int Inc - Gov't Agency D       51,879.35              55,511.52               -3,632.17          321,171.83        432,624.39
307030 FHLB Stock Dividend             3,659.20               3,689.88                  -30.68           22,312,81         24,255.93
307040 FNMA Stock Dividend               114.00                   0.00                  114.00              228.00           -979.43
307050 Mutual Fund Income              6,617.18               6,321.30                  295.88           38,355.95         38,829.83
                              -----------------   --------------------   ---------------------   -----------------   ---------------
     Total                            64,976.85              68,230.35               -3,253.50          398,485.51        514,779.59

SULPHUR SPRINGS LOAN & BLDG                                               PAGE 2
Consol Income Statement                                    REPORT DATE: 12-31-96
BS - L&B FINANCIAL, INC                                       RUN DATE: 12-31-96

------------------------------------------------------------------------------------------------------------------------------------
                                                                          $ VARIANCE
                                   DECEMBER 1996      NOVEMBER 1996     DEC 1996 MON ACT      DECEMBER 1996        DECEMBER 1995
NUMBER DESCRIPTION                  MONTH ACTUAL       MONTH ACTUAL     NOV 1996 MON ACT        YTD ACTUAL           YTD ACTUAL
------------------------------------------------------------------------------------------------------------------------------------
        Other Income
        ------------

310000  FNMA/FHLMC Servicing Fee        4,622.02           5,108.21              -486.19          28,493.77            27,892.16
310100  Gain/Loss on Loans Sold         9,141.58          13,398.47            -4,256.89          62,932.31                 0.00
310500  Amort of MSR                     -832.50            -791.31               -41.19          -5,159.79                 0.00
311000  ATM Fees                          518.00             471.00                47.00           3,022.00             1,538.00
311020  Credit Life Insurance Co.           0.00               0.00                 0.00           7,804.68             9,084.51
311030  Credit Card Income                -25.39             246.59              -271.98             521.18              - 87.57
311040  Late Fees                       3,838.49           4,169.84              -331.35          22,084.87            16,039.35
311050  FMHA Comp                           0.00               0.00                 0.00               0.00               111.16
311060  Other Fees                        124.50             100.60                23.90             477.66               166.00
311070  Services Charges                8,119.05           5,710.58             2,408.17          39,302.67            30,685.46
311080  Misc Income                        51.23              24.25                26.58           3,070.02             6,421.97
311090  Safe Deposit Rent                   0.00               0.00                 0.00             120.00                60.00
319000  Service Corp. Income                0.00               0.00                 0.00               0.00            21,211.82
390000  Gain/Loss on Sale of INV            0.00               0.00                 0.00               0.00           -13,045.56
                                  --------------    ---------------      ---------------      -------------        -------------
        Total                          25,556.98          24,438.53            -2,841.55         162,669.26           100,143.30

        REO Operations
        --------------

370000  Gain/Loss on Sale of REO            0.00               0.00                 0.00             196.58             4,711.20
372000  REO Income                      3,037.50           1,710.00             1,327.50          13,784.40            17,650.00
471000  REO Expense - Foreclosur            0.00               0.00                 0.00               0.00                 0.00
472000  REO Expense                     1,442.33           1,550.43              -508.10          10,673.20            11,279.38
479000  Reserve for Losses - REO            0.00               0.00                 0.00               0.00                 0.00
                                  --------------    ---------------      ---------------      -------------        -------------
        Total                           1,595.17            -240.43             1,835.60           3,307.78            11,081.82

        Interest Expense
        ----------------

400000  Int Exp - Passbook             11,251.84          10,999.12               262.72          69,326.77            73,060.94
400010  Int Exp - CP's                293,577.65         281,582.53            11,995.12       1,720,143.69         1,625,990.90
400020  Int Exp - IRA                  36,890.13          35,283.33             1,606.80         216,394.61           193,770.94
400030  Int Exp - 6 Month Money        62,541.09          60,800.90             1,740.19         376.896.57           424,084.51
400040  Int Exp - MMDA                 21,880.25          21,682.73               197.52         132,058.82           121,645.31
400050  Int Exp - NOW & Super No        7,785.66           7,596.10               189.56          45,566.79            37,010.99
400060  Penalty Income                 -2,838.67          -1,209.94            -1,628.73          -7,951.75            -9,383.91
401000  PHLB Advance Int               58,368.75          62,700.69            -4,331.94         379,404.88           281,169.44
                                  --------------    ---------------      ---------------      -------------        -------------
        Total                         489,456.70         479,435.46            10,021.24       2,931,840.38         2,747,349.12

SULPHUR SPRINGS LOAN & BLDG                                                                                                   PAGE 3
Consol Income Statement                                                                                             REPORT: 12-31-96
BS - L&B Financial, Inc                                                                                            RUN DATE 12-31-96
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 $ VARIANCE
                                      DECEMBER 1996       NOVEMBER 1996       DEC 1996 MON ACT     DECEMBER 1996     DECEMBER 1995
NUMBER DESCRIPTION                     MONTH ACTUAL        MONTH ACTUAL       NOV 1996 MON ACT     YTD ACTUAL         YTD ACTUAL
------ ----------------------------  ---------------     ---------------     ------------------   ---------------   ----------------
       Compensation and Benefit
       ------------------------
410000 Directors Fees                      8,750.00             8,750.00                   0.00         52,500.00          48,000.00
410010 Salaries                           85,906.20            86,214.23                -308.03        554,415.26         503,544.26
410015 Contract Labor                      1,045.00               725.00                 320.00          5,340.27           7,732.75
410020 Deferred Comp                         446.26               409.39                  36.87          2,493.21           2,287.34
410030 Bonus Expense                           0.00                 0.00                   0.00        -26,000.03          18,580.00
410040 Retirement Plan Contribu                0.00                 0.00                   0.00              0.00               0.00
410050 Group Insurance Premium            10,206.45             7,866.44               2,340.01         47,007.80          90,610.47
410060 Officers Life Insurance               919.28               919.28                   0.00         -7,199.45           6,434.96
410070 ESOP Contributions                  8,337.50             8,337.50                   0.00         50,100.00           4,333.75
410075 ESOP Interest                      13,435.66             3,506.20               9,929.36         37,614.32          31,943.81
410077 MRRP Expense                        7,000.00             7,000.00                   0.00         42,000.00          64,500.00
410080 Social Security/Unemploy            6,642.27             5,908.43                 733.86         40,242.25          42,999.08
410090 Other Employee Expenses             3,680.26               790.93               2,889.33          8,829.98          16,224.00
411000 Officers Expense                        0.00                 0.00                   0.00              0.00             961.17
412100 Meals and Entertainment               240.55               779.42                -638.87          4,244.20           3,807.77
                                    ---------------      ---------------     ------------------   ---------------   ----------------
       Total                             145,609.33           131,206.80              15,402.53        811,587.81         845,959.36

       Occupancy and Equipment
       -----------------------
420000 Rent                                  725.00               725.00                   0.00          4,360.00           2,683.96
420010 Building Maintenance                6,637.03             6,282.60                 354.43         22,947.75          20,395.34
420015 Rental Income                      -5,497.25            -6,844.25               1,347.00        -38,965.45               0.00
420020 Utilities                           3,214.92             2,574.03                 640.89         20,677.58          16,420.26
420030 Equipment Maintenance               2,469.58             3,195.00                -725.42         19,415.88           9,101.72
420035 Equipment Rental                      761.09               832.71                 -71.62          7,176.49           5,312.90
420040 Property/FFE Taxes and I            3,362.33             3,405.85                 -53.52         24,495.54          13,906.68
421000 Depreciation - FPB                  9,019.37             9,017.99                   1.38         53,196.93          44,615.34
421005 Depreciation Leasehold I              143.61               143.61                   0.00            861.66               0.00
421010 Equipment Expense                   1,083.33               686.68                 396.63          6,614.43          10,500.39
422000 Depreciation - Bldg & Im            6,177.73             6,177.75                  -0.02         36,988.31          13,899.52
423000 Computer Supplies                   1,540.95             1,016.22                 524.73          8,251.49               0.00
425000 Data Processing                     1,348.00             1,757.50                -409.50          9,323.50          25,404.17
452600 Data Communications                 3,673.73             3,673.73                   0.00         21,938.39          19,076.96
495000 (Gain)/Loss Sale - FP&R                 0.00                 0.00                   0.00            634.51               0.00
                                    ---------------      ---------------     ------------------   ---------------   ----------------
       Total                              34,649.40            32,644.42               2,004.98        197,907.01         181,317.24

       Professional Fees
       -----------------
430000 Advertising                        10,460.40            12,975.01              -2,614.26         70,432.89          57,128.09
431000 Legal Fees                         11,884.34            30,302.08             -18,417.74        192,302.75          60,092.69
431100 Marketing                               0.00                 0.00                   0.00            536.37               0.00
432000 Consulting Fees                     2,421.77             2,421.78                  -0.01         24,508.61          45,629.44
433000 Audit                               5,000.00             5,000.00                   0.00         30,117.50          27,185.05
433100 Amount of Capitalized Hol           1,235.36             1,235.36                   0.00          7,412.16               0.00
434000 Regulatory Exam - OTS As                0.00                 0.00                   0.00              0.00          20,054.00
                                    ---------------      ---------------     ------------------   ---------------   ----------------
       Total                              31,002.22            51,934.23             -20,932.01        325,310.28         220,089.27

       Other Expense

       ---------------
460010 Other Loan Expense                       1,198.85              641.58         557.27        -7,639.48          3,138.71
460020 Loan Appraisal                               0.00                0.00           0.00             0.00          8,800.00
460030 FHA Title I Premium                        165.19               71.98          93.21           569.30            419.87
460040 FHA/VA Loan Fees                            64.60                9.90          54.70           245.80            295.62
460050 Seminar & Travel                           747.70              786.96         -39.26         9,022.74         20,852.15
460070 Automobile Expense                       3,112.11            1,692.28       1,419.83        18,129.17         11,993.36
461000 Office Supplies                          5,326.45            5,608.78        -282.33        31,295.14         51,974.91
461010 ATM Monthly Expense                      1,922.19            1,864.09          58.10        11,164.12          8,590.48
462000 Postage                                  7,981.50              319.32       7,662.18        15,675.22         24,096,67
462010 Courier Service Expense                  1,535.94              410.20       1,125.74         6,097.19          4,214.64
463000 Telephone                                4,690.08            4,501.12         188.96        25,978.63         31,386.94
464000 Insurance/Bond Premiums                  3,774.99            8,187.06      -4,412.07        24,643.76         23,152.74
465000 Organizational/Membership                4,761.32            2,977.36       1,783.96        22,796.69         11,650.77
465010 Subscriptions                            1,184.24            1,147.55          36.69         7,836.09          6,229.60
465020 ATM Fees                                    87.23              121.04         -33.11           619.68            836.39
465030 Bank Service Charges                     5,888.39            6,062.84        -174.45        31,577.85         23,536.84
465040 Cash Short                                 107.73               -0.10         107.83           160.27            551.80
465050 ATM Terminal - Cash Short                    0.00               30.00         -30.00           210.00            107.00
465060 Donations                                1,065.00              563.05         501.95        10,678.75          5,524.10
465070 Other Losses                               236.27            1,166.87        -930.60         4,097.00          2,753.74
465080 NASDAQ Listing                               0.00                0.00           0.00             0.00          8,668.00
465090 Stock Maintenance                        1,775.42                0.00       1,775.42         6,119.03          7,561.34
466000 State Franchise Tax                      5,259.45            2,009.91       3,249.54        15,499.18         21,701.88
466100 Deferred Income Tax                          0.00                0.00           0.00             0.00              0.00
469000 Operating - Other G&A                    3,540.92           18,208.55     -14,667.63        29,758.00         18,212.27
470000 Check Order Charges                        635.61              759.81        -124.20         2,675.01              0.00
                                      ------------------  ------------------  -------------  ---------------  ----------------
       Total                                   55,061.88           57,140.15      -2,078.27       267,199.14        306,259.82

80000  FDIC/SAIF Insurance Prem                19,937.08           19,935.46           1.62       759,933.77        114,004.82

       Loss Reserves
       -------------
90000  Loan Loss Reserve - Mtg                      0.00                0.00           0.00             0.00              0.00
91000  Loan Loss Reserve - Cons                     0.00                0.00           0.00             0.00              0.00
92000  Loan Loss Reserve - Comm                     0.00                0.00           0.00             0.00              0.00
                                      ------------------  ------------------  -------------  ---------------  ----------------
       Total                                        0.00                0.00           0.00             0.00              0.00

       Income Taxes
       ------------
99000  Federal Income Tax                      50,000.00         -174,840.00     224,840.00        50,160.00        305,000.00
99100  Deferred Income Tax                          0.00          217,840.00    -227,840.00             0.00              0.00
                                      ------------------  ------------------  -------------  ---------------  ----------------
       Total                                   50,000.00           43,000.00       7,000.00        50,160.00        305,000.00

       Net Income                              71,680.25           75,140.76      -3,460.51        81,751.26        730,401.98
                                      ==================  ==================  =============  ===============  ================
       Total Income                           899,839.19          892,387.71       7,451.48     5,436,362.85      5,461,660.99
       Total Expense                          828,158.94          817,246.95      10,911.99     5,354,611.59      4,731,259.01
       Net Income                              71,680.25           75,140.76      -3,460.51        81,751.26        730,401.98

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  March 14, 1997

                                   JEFFERSON SAVINGS BANCORP, INC.


                                   By:   /s/ DAVID V. McCAY
                                       -----------------------------------------
                                         David V. McCay
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                        Description                             Page*
-----------                        -----------                             ----

     2(a) Agreement and Plan of Merger, dated September 25, 1996, by and between the Registrant, Jefferson Savings AcquisitionCo, Inc. and L & B Financial, Inc., incorporated herein by reference to the Registrant's Registration Statement on Form S-4 filed with the Commission on December 19, 1996, with a Pre-Effective Amendment No. 1 filed on January 24, 1997, and effective on January 28, 1997.

     2(b) Agreement and Plan of Merger, dated January 7, 1997, by and between Loan & Building State
                       Savings Bank and First Federal Savings Bank of
                       North Texas.

     2(c) Agreement and Plan of Merger, dated May 31, 1996, as amended on August 31, 1996 and on October 9, 1996, by and between the Registrant, First Federal Savings Bank of North Texas, and Texas Heritage Savings Association/Banc, incorporated herein by reference to the Registrant's Registration Statement on Form S-4 filed with the Commission on October 28, 1996, and effective on October 29, 1996.

     99(a)(i) Press Release, dated January 2, 1997, with respect to the Registrant's acquisition of Texas Heritage Savings Association/Banc.

     99(a)(ii)         Press Release, dated March 3, 1997, with respect to the
                       Registrant's acquisition of L & B Financial, Inc.



*Only manually signed original is sequentially numbered.